EXHIBIT D-15


                                   BEFORE THE
                     PUBLIC SERVICE COMMISSION OF WISCONSIN


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Investigation Into Application of the American Transmission
Company LLC and ATC Management Inc. for Certification      Docket No. 137-NC-100
as an Electric Transmission Company in the State of Wisconsin, and into The Joint Application for Approvals of
Property Transfers  and Investments Required for the
Capitalization of American Transmission Company LLC and ATC Management Inc.

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           COMPREHENSIVE APPLICATION FOR COMMISSION APPROVALS REQUIRED
           FOR THE FORMATION AND OPERATION OF THE TRANSMISSION COMPANY

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                                  VOLUME 1 OF 4





APPLICANT:

AMERICAN TRANSMISSION COMPANY LLC
ATC MANAGEMENT INC.


JOINT APPLICANTS:

MADISON GAS AND ELECTRIC COMPANY
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN POWER AND LIGHT COMPANY
WISCONSIN PUBLIC POWER INC.
WISCONSIN PUBLIC SERVICE CORP.


AUGUST 18, 2000


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                                TABLE OF CONTENTS

                                                                            PAGE


I.   SUMMARY OF FILING.........................................................1

     A.   Introduction.........................................................1

     B.   Summary of Applications and Approvals Sought.........................1

     C.   Overview of Comprehensive Application and Appended Documents.........4

II.  BACKGROUND................................................................5

     A.   Legislative History..................................................5

     B.   American Transmission Company Formation Process......................7

     C.   Benefits of a Transmission Company in Wisconsin......................9

III. STRUCTURE................................................................11

     A.   Organizational Structure of American Transmission Company...........11

     B.   Regulatory Status of American Transmission Company..................13

     C.   Ownership in and Governance of American Transmission Company........14

          1.   Membership in ATC LLC..........................................15

          2.   Shareholders and the Board of Directors of CM..................17

               a.   Shareholders..............................................17

               b.   Board.....................................................19

IV.  INVESTMENT IN AND TRANSFER OF LAND RIGHTS AND ASSETS TO THE
     TRANSMISSION COMPANY.....................................................20

     A.   Land Rights Overview................................................21

     B.   Methods for Transfer of Transmission-Line Land Rights...............22

     C.   Substations.........................................................27

     D.   Documentation of Land Rights Transfers..............................30

     E.   Personal Property Transfers.........................................31


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


     F.   Construction Work In Progress.......................................32

     G.   Stoughton Operations Center.........................................34

     H.   Valuation of Transferred Property...................................34

     I.   Classification and Value of Transmission Assets.....................36

     J.   Bond Indenture Issues...............................................36

     K.   WPPI Investment.....................................................37

V.   FILINGS IN OTHER JURISDICTIONS...........................................39

     A.   Federal Energy Regulatory Commission (FERC).........................39

          1.     FPA Section 203 Filings of Contributing Utilities............39

          2.     FPA Section 205 Filing of ATC LLC............................40

     B.   Filing at Illinois Commerce Commission ("ICC")......................41

     C.   Filing at Michigan Public Service Commission ("MPSC")...............42

VI.  CO-APPLICANTS ARE ENTITLED TO COMMISSION ACTION REQUIRED FOR
     FORMATION AND OPERATION OF TRANSMISSION COMPANY..........................43

     A.   Certificate of Authority--ss.196.49(1)(am)..........................43

     B.   Investment Banking Opinion--ss. 196.485(3m)(a)3.....................44

     C.   American Transmission Company's Membership in MISO and MISO's
          Operations Date --ss.ss. 196.485(3m)(a)1.d and 196.485(2)(d)2.......45

     D.   Determination of ATC LLC Operations Date --ss. 196.485(2)(d)1.......46

     E.   Rate Phase In --ss. 196.485(3m)(a)4.................................46

     F.   Existing Service Agreements Assumed by American Transmission Company
          -- ss. 196.485(3m)(a)1.c............................................48

     G.   Approval of Transmission Company Organizational Structure --
          ss. 196.485(3m)(c)..................................................48


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


     H.   Contributing Entities' Transfer of Public-Utility Operating
          Systems and Joint Applicants' Acquisition of Ownership Interest
          --ss.ss. 196.80(1m)(b) and 196.80(1m)(e)............................51

     I.   ATC LLC's Transfer of a 1/1,000,000 Interest in ATC LLC's
          Transmission Facilities to CM --ss. 196.80(lm)(e)...................52

     J.   ATC LLC's Acquisition of Public Utility Operating Systems --
          ss. 196.80(1m)(e)...................................................52

     K.   Approval of Contribution Terms and Conditions for Public Utility
          Affiliates --ss. 196.485(5).........................................52

     L.   Transfer of Documented Construction Projects and Construction
          Works in Progress --ss.ss.196.491 and 196.49........................56

     M.   Transfer of Non-Certificated Construction Projects..................56

VII. INDEX OF APPENDED DOCUMENTS..............................................58

VIII.CONCLUSION...............................................................66


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I.   SUMMARY OF FILING
     -----------------

     A.   INTRODUCTION

     The Public Service Commission of Wisconsin (the "Commission") has established two dockets to review and approve the formation, capitalization and operations of the American Transmission Company LLC ("ATC LLC") and/or ATC Management Inc. ("CM") (collectively "Applicant" or "American Transmission Company"):

     (1) Docket No. 137-NC-100: Investigation Into the Application of American Transmission Company LLC and ATC Management Inc. for Certification as a Transmission Company in the State of Wisconsin, and Into the Joint Application for Approval of Property Transfers and Investments for the Capitalization of the American Transmission Company LLC and ATC Management Inc. ("comprehensive docket"),

     (2) Docket No. 137-AU-100: Application for Approval of Affiliated Interest Agreements Between American Transmission Company LLC, ATC Management Inc., and Member Utilities (the "affiliated-interest docket").

This filing is submitted in support of the applications in the comprehensive docket. A separate APPLICATION FOR APPROVAL OF THE AFFILIATED INTEREST AGREEMENTS BETWEEN AMERICAN TRANSMISSION COMPANY LLC, ATC MANAGEMENT INC., AND MEMBER UTILITIES will be filed in Docket No. 137-AU-100.

     B.   SUMMARY OF APPLICATIONS AND APPROVALS SOUGHT

     An APPLICATION FOR THE CERTIFICATION OF THE AMERICAN TRANSMISSION COMPANY LLC AND ATC MANAGEMENT INC. AS AN ELECTRIC TRANSMISSION COMPANY IN THE STATE OF WISCONSIN in Docket No. 137-NC-100 is submitted by ATC LLC, and its corporate manager, CM.1 The JOINT APPLICATION FOR APPROVAL OF PROPERTY TRANSFERS AND INVESTMENTS FOR THE CAPITALIZATION OF THE AMERICAN TRANSMISSION COMPANY LLC AND


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1    The Application is attached in the Appendix to this submission ("App."),
     Document A1. As explained below, both ATC LLC and CM are seeking Commission approval as a combined entity to transact public utility business because they will be operated and governed as a single entity. Therefore, the term "American Transmission Company" where used in this filing refers to either or both ATC LLC and CM unless otherwise specified.


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ATC MANAGEMENT INC.2  in Docket No. 137-NC-100 is submitted by Applicant and by
Wisconsin Electric Power Company ("WEPCO"); Wisconsin Public Power, Inc. ("WPPI"); Wisconsin Power and Light Company ("WPL"); Wisconsin Public Service Corporation ("WPS"); and Madison Gas and Electric Company ("MGE"),3 hereafter referred to as "Joint Applicants."4 Applicant and Joint Applicants are collectively referred to as "Co-Applicants."

     Co-Applicants request that the Commission issue an Order finding compliance with a number of specific statutory requirements for the creation and operation of a transmission company pursuant to 1999 Wis. Act 9 ("Act 9"). These requested findings are set forth in detail in ss. VI of this document.

     This Comprehensive Application does not request that the Commission approve the rates, terms, and conditions under which American Transmission Company will provide transmission service, since those issues are within the jurisdiction of the Federal Energy Regulatory Commission ("FERC"),5 and are the subject of a pending proceeding on ATC LLC's July 31, 2000, Federal Power Act ("FPA") ss. 205 filing with the FERC in FERC Docket No. ER00-3316/000. Nor does this Comprehensive Application request that the Commission address the effect that


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2    The Joint Application for Approval of Property Transfers and Investments is
     contained within this document. A separate Application form is not submitted.

3 MGE has made a conditional commitment to contribute its facilities to ATC LLC and has the right to revoke the commitment or the revocability condition on or before December 31, 2000.

4 Any entity that requires Commission approval to transfer transmission facilities or purchase equity interest in Applicant that notified Applicant of its intent to do so by August 1, 2000, has been included in this Application.

5 Generally, FERC has jurisdiction in three fundamental areas: rates for transmission, open and non-discriminatory access to the transmission system, and regionalization of the transmission system. See FERC Order No. 2000, Appendix G, "Legal Analysis of Commission Jurisdiction Over the Rates, Terms and Conditions of Unbundled Retail Transmission In Interstate Commerce."


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American Transmission Company's formation and operation may have on retail rates. This issue is appropriately addressed in separate proceeding(s).

     Consistent with the requirements of Act 9 and other relevant provisions of Wis. Stat. Ch. 196,6 the Co-Applicants hereby request that the Commission, as soon as possible but not later than December 1, 2000,7 complete the following:

     o Issue a Certificate of Authority under ss. 196.49(1)(am) to ATC LLC and to the CM as a combined entity to transact public utility business in Wisconsin as a "transmission company" that has met all applicable requirements of Act 9 and any other statutory requirements applicable to public utilities that are transmission companies.

     o    Issue an Order, pursuant to ss.ss. 196.485(5)(b)1, 196.80(1m) and
          196.52 approving the transfer of assets, membership interests, and security interests among Co-Applicants, including specific approval of:

          o The transfer of transmission facilities constituting an operating unit or system by WEPCO, WPL, WPS, and MGE to ATC LLC. (ss.ss. 196.80(1m)(e), 196.52.)

          o ATC LLC's acquisition of the transmission facilities contributed by WEPCO, WPL, WPS, and MGE. (ss.ss. 196.485(5)(b)1, 196.80(1m)(e), 196.52.)

          o The transfer of an undivided de minimus interest in transmission facilities by ATC LLC to CM. (ss.ss. 196.80(lm)(e), 196.52.)

          o Acquisition by WEPCO, WPL, WPS, MGE, (or each of these utilities' respective designees) WPPI, and CM of membership interest in ATC LLC. (ss.ss. 196.52, 196.80(1m)(b).)

          o Acquisition by WEPCO, WPL, WPS, MGE, and WPPI of stock in CM. (ss.ss. 196.80(1m)(b), 196.52.)


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6    All statutory references are to Wis. Stats. unless otherwise indicated.

7 Act 9 requires that the transmission company be operational no later than January 1, 2001 (the "Operational Date" or "Operational Deadline"). The 30 days between requested Commission action on December 1 and January 1, 2001, will be necessary to coordinate FERC and Securities and Exchange Commission ("SEC") approvals relating to American Transmission Company, since the SEC has indicated it will not act in the absence of final Commission determinations of the issues within this Commission's jurisdiction.


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     o    Issue an Order, pursuant to ss. 196.485(5)(a), concluding that WEPCO,
          WPL, WPS and their holding companies have each met all requirements necessary to result in qualification for asset-cap exception set forth in ss. 196.795(6m)(e).8

     o Amend certain facility construction certificates pursuant to ss.ss. 196.39, 196.49(2) and 196.491(3), for the limited purpose of naming ATC LLC as the certificated utility. The relevant docket numbers will be listed in the Construction Works in Progress Schedule and are among those which will be listed in the Documented Construction Projects Schedule, both of which are attached in Appendix.9

     o Issue Commission Notices in certain pending construction dockets for the limited purpose of substituting American Transmission Company as the applicant effective January 1, 2001. These dockets are among those which will be listed in the Documented Construction Projects Schedule attached in the Appendix.10

     C.   OVERVIEW OF COMPREHENSIVE APPLICATION AND APPENDED DOCUMENTS

     Section I of this document summarizes the various applications and approvals sought by Co-Applicants. Section II sketches the legislative history of Act 9, provides background on American Transmission Company's formation, and highlights the benefits to be gained through an operational transmission company in Wisconsin. Section III details the structure and management of American Transmission Company. Section IV summarizes the investments, land rights and facilities transfers between the Joint Applicants and ATC LLC. Section V summarizes filings made or to be made in other jurisdictions.

     Section VI identifies each individual action requested of the Commission in this Comprehensive Application, provides a brief narrative of the basis for each action requested, and references the relevant supporting documents. Section VII


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8    Technically, the respective holding companies are the beneficiaries of asset cap relief.

9 App., Tabs C25, C38, C52, C65, C78, C91, Schedule 3.6, Construction Works in Progress; App., Tabs C29, C42, C56, C70, C83, C96, Schedule 3.12, Documented Construction Projects. Schedule 3.6 lists those projects being transferred to ATC LLC which have been certificated and which are currently under construction. Schedule 3.12 lists those projects being transferred to ATC LLC for which certificates are pending and those for which certificates have been issued but construction has not begun.

10 App., Tabs C29, C42, C56, C70, C83, C96, Schedule 3.12, Documented Construction Projects.


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provides an index of all the documents that are included in the Appendix to this
Comprehensive Application. Copies of each document indexed in Section VII are attached in the Appendix and are tabbed according to the number assigned in the index. Certain documents listed in the index are incomplete and are, therefore, not yet included in the Appendix. A description of these incomplete documents is included in the index, and a tab in the Appendix reserves each document's place in the Appendix. These documents will be filed as a supplement to this Application when complete.

II.  BACKGROUND
     ----------

     A.   LEGISLATIVE HISTORY

     The formation of American Transmission Company is an historic event. When the Commission, FERC and the SEC grant the approvals necessary for American Transmission Company to begin operations on January 1, 2001, American Transmission Company will be the first entity of its type in this country. American Transmission Company will be a separate, distinct, transmission-only entity with the sole purpose of planning, constructing, operating, maintaining and expanding the transmission facilities in the area formerly served by Contributing Utilities.11

     The Wisconsin Legislature took the first step toward this end with the adoption of 1997 Wisconsin Act 204 ("Act 204"), which took effect on May 1, 1998. Act 204 required Wisconsin public utilities to transfer control of their transmission facilities to either an independent system operator (ISO) or an independent transmission owner (ITO) by June 30, 2000. The general policy thrust


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11   "Contributing Utilities" refers to those Joint Applicants that are contributing transmission facilities to ATC LLC. "Joint Applicants" includes Contributing Utilities (i.e., WEPCO, WPS, MGE, WP&L) and the investing utility (WPPI).


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of Act 204 - creation of an electric transmission system that promotes open access with non-discriminatory rates and terms - had already been adopted by FERC.12

     The Legislature in 1999 continued in this policy direction with the adoption of Reliability 2000, or "R2K," which contained provisions regarding the creation of a transmission company in the State of Wisconsin. R2K was adopted as part of the 1999 budget bill, which was signed into law as 1999 Wisconsin Act 9 by Governor Thompson on October 27, 1999. The bulk of the provisions relating to Applicant are found in ss. 196.485. The deadline provisions for the transfer of certain assets to a transmission company in Wisconsin were subsequently modified by 1999 Senate Bill 481, which was signed into law on May 12, 2000, as 1999 Wisconsin Act 75. Act 75 created the current January 1, 2001 Operational Deadline. Included in Act 9 are legislative policy directions to guide the Commission in making the determinations sought in this Comprehensive Application and necessary to implement the legislation.

     The Act puts Wisconsin in the forefront of restructuring the electric power industry. Inevitably, the benefits of major structural change of this sort come with some costs and risks. In reviewing this application, the Commission should give effect to the Legislature's vision of the public interest and the self-evident fact that many challenges had to be met to achieve it.

     This vision is that users of electricity will be best served in the long run by having the transmission infrastructure owned by an entity solely dedicated to maintaining and improving the electric transmission network and with a larger geographical scope and perspective. This is a movement from the present situation in which the utilities and the Commission have attempted to


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12   FERC Order No. 888, issued on April 24, 1996, stated its policy goal as to
     "remove impediments to competition in the wholesale bulk power marketplace and to bring more efficient, lower cost power to the Nation's electricity consumers." This policy was reiterated by FERC in its adoption of Order No. 2000, "Advancement of the Formation of Regional Transmission Organizations," on December 20, 1999.


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optimize service and cost of integrated utility operations within existing territorial boundaries. The objective is more than a focus on efficiency and cost of the transmission system. The ultimate purpose of changing the industry structure is more subtle and difficult to quantify. It is the expectation that having a sole purpose transmission company will facilitate reliable service, competitive supply options, more choice, and competitive pressures on cost of supply.

     B.   AMERICAN TRANSMISSION COMPANY FORMATION PROCESS

     Shortly after Act 9 became effective, Joint Applicants began discussions regarding creation of a transmission company. A committee and then subcommittees were created with a representative (or representatives) from each interested major transmission-facility-owning entity. Those entities were WPL, WPS, WEPCO, MGE and Minnesota Power.13 While not an owner of transmission facilities, WPPI participated in the formation process as a potential investor. Other stakeholders, including potential contributors, investors, and customers have been updated on formation progress through individual meetings, periodic stakeholder update sessions and the use of Applicant's new website (http://www.atcllc.com).

     Joint Applicants have committed the resources necessary to achieve the Legislature's directive within the statutorily created timeframes. Each entity involved in the formation process possesses a direct economic interest both as a network customer and an owner of American Transmission Company. Once American Transmission Company is operational, Joint Applicants will rely entirely on its facilities and management for reliable transmission service in Applicant's service territory.


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13   Minnesota Power has since indicated that it will not be a participant on
     January 1, 2001, but continues to monitor developments and may join later.


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     The legislative approach to achieve these changes was not incremental. The
Legislature laid out a blue print for the jump to the new structure with substantive detail to describe the end state, the process of getting there and an aggressive timetable for implementation.

     Complying with the complex provisions of the Act to accomplish such a fundamental change in such a short time has been a daunting task. Inherent in compliance is the effort, and related cost, to form American Transmission Company, establish the relationship among it and the Joint Applicants, accomplish the necessary asset transfers and provide for its federally regulated services. Given the novelty of the tasks and the multitude of details involved, and the compressed timetable, the extent of the required effort should surprise no one.

     Applicant and the Joint Applicants have made these efforts and incurred the related costs. As the formation process evolved, the interests and the broad perspectives of Applicant and Joint Applicants on the transaction diverged. American Transmission Company had the obvious need to ensure that it had accomplished the statutory requirements and had the resources needed to perform its functions effectively. Joint Applicants had less obvious but equally pressing concerns. First, each Contributing Utility needed to be reasonably confident that its transmission needs could be met by the arrangements in both the short and long run after contributing their assets to or investing in American Transmission Company. Second, but equally important, each Contributing Utility had to protect against any adverse impacts that divestiture might have on its ability to efficiently perform the generation and distribution functions which it would retain.

     Finally, for many years, transmission functions have been integrated with other functions of the Contributing Utilities. American Transmission Company must immediately begin staffing for independent operations, and the Contributing Utilities will initially perform much necessary work on a contract basis. It will be difficult and will take some time for the Contributing Utilities to


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adjust their management and staffing and their internal systems and operations to arrive at optimal arrangements for their post-divestiture functions and to avoid any overlaps and duplication of effort. The Co-Applicants urge the Commission to conclude that they have taken the necessary and appropriate actions to accomplish the purposes of the Act.

     C.   BENEFITS OF A TRANSMISSION COMPANY IN WISCONSIN

     Act 9 was designed by the Legislature to increase the reliability of the state's electricity supply and foster continued economic growth. It represents a major structural shift for existing electric utilities and will be the first entity of its type in the nation. In Wisconsin, customers have long benefited from electric rates that are lower than those in neighboring states and significantly below the national average. In recent years, however, adequate supply has become a problem, largely due to insufficient generating capacity and bottlenecks in the transmission system. The transmission company authorized in Act 9 is required to provide transmission service customers with equitable access to the transmission grid at fair rates. It will be responsible for monitoring the flow of electricity and reallocating capacity to alleviate spot shortages. American Transmission Company will also be responsible for the planning, construction, operation, maintenance, and necessary expansion of the grid.14

     The approvals sought by Co-Applicants in this Comprehensive Application will directly advance the policy goals of the Wisconsin Legislature and also FERC. Many of the significant benefits that result from this application are reflected in ATC LLC's Open Access Transmission Tariff ("OATT").

     Several key benefits are:


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14   Most of the background provided in this paragraph was paraphrased from the
     Legislative Reference Bureau's Budget Brief 99-1.


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     o    American Transmission Company will be a single purpose entity with incentives for economically efficient and prudent expansion of the transmission system;

     o American Transmission Company will provide transmission service over its combined transmission facilities under one OATT;

     o American Transmission Company will provide a system-wide average point-to-point transmission rate for through and out service. American Transmission Company will provide distributed control area-based network service, which will transition to a single network rate over five years through a statutorily mandated phase-in;

     o Transmission customers will no longer have to pay "pancaked" rates for service within the system;

     o American Transmission Company will calculate available transmission capacity on a system-wide basis;

     o American Transmission Company will have no merchant function and its member systems will own no transmission facilities, thus taking unbundling a significant step further than the functional unbundling requirement under FERC Order No. 888;

     o American Transmission Company will keep transmission data separate from the distribution and generation functions of existing transmission owners by virtue of its separate legal existence;

     o Former transmission owners will be network service customers under American Transmission Company's OATT like any other unaffiliated network customer and will not obtain an advantage in obtaining transmission service by virtue of their interest in American Transmission Company;

     o American Transmission Company will provide operational benefits through consolidation of control of the eastern side of the MAPP/MAIN interface in one entity, and by virtue of combining transmission systems, such as internalization loop flow problems, elimination of constraints, and membership of the transmission company in the Midwest Independent Transmission System Operator, Inc. ("MISO");

     o American Transmission Company will facilitate existing trading patterns by eliminating institutional barriers that now inhibit trade between areas; and

     o The region will gain the benefits of an entity that is solely dedicated to maintaining and improving its electric transmission system.

These benefits cannot be realized without this Commission's approval of this Comprehensive Application.


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III. STRUCTURE
     ---------

     A.   ORGANIZATIONAL STRUCTURE OF AMERICAN TRANSMISSION COMPANY

     As contemplated in Act 9, ATC LLC is organized under Ch. 183 as a limited liability company.15 The sole purpose of ATC LLC is to plan, construct, operate, maintain and expand transmission facilities that it owns to provide adequate and reliable transmission services and to support effective competition in energy markets.

     Any limited liability company in the State of Wisconsin may elect to be "member managed" or "manager managed" pursuant to ss. 183.0401(2). ATC LLC has elected to be manager managed. The corporate manager designated by ATC LLC, is the CM.16 Wisconsin Statutes specifically allow the manager of any limited liability corporation to be a corporation organized under Chapter 180. ss.ss. 183.0401(2)(b), 183.0102(13), and 183.0102(18). The CM is a Chapter 180
Wisconsin corporation.17 The two legal entities, ATC LLC and the CM, are a single functional unit, as the CM exists for the sole purpose of conducting the affairs of ATC LLC.18 Together, they are American Transmission Company.

     This structure for American Transmission Company accomplishes two explicit goals of the Wisconsin Legislature articulated in Act 9. First, Act 9 specifically requires that the structure of the asset transfer be designed to avoid or minimize material adverse tax consequences and, to the extent practicable, satisfy requirements for a tax-free transfer. ss.ss.


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15   App., Tab B1, Articles of Organization of ATC LLC.

16   App., Tab B2, Operating Agreement of ATC LLC,ss. 1.1.

17   App., Tab B6, Amended and Restated Articles of Incorporation of CM.

18 See App., Tabs B2 and B6, Operating Agreement of ATC LLC and the Amended and Restated Articles of Incorporation of CM, respectively.


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196.485(5)(b)2.a and 196.485(5)(b)2.b. The "pass-through" tax treatment afforded by the LLC structure is the best organizational structure for this purpose because it avoids any tax-caused retail rate impact from the creation of ATC
LLC. This is because (i) the transfer of assets to an LLC is a tax-free transaction and (ii) income will not be subject to double taxation, as it would be in a corporation.

     Second, Act 9 clearly envisions a company that is able to access public financial markets. Act 9 specifically references an anticipated "initial issuance of securities by the transmission company to any 3rd party [not a Joint Applicant]." ss. 196.485(3m)(c)4. Further, Act 9 allows any holder of 10% or more equity in a transmission company to, after 3 years, require the transmission company to comply with all state and federal laws necessary for the holder to sell or transfer its ownership interests. ss. 196.485(3m)(c)5. American Transmission Company can become a publicly traded company allowing, but not requiring, decreasing ownership by Joint Applicants.19 Stock ownership is more marketable to the public than LLC interests. CM was created as a stock corporation to permit access to public markets.

     FERC, in Order 888 and Order 2000, and the Wisconsin Legislature in Act 204 recognized that transmission facilities should operate independently from the generation and distribution businesses to further competitive markets. American Transmission Company will further these goals of the FERC and Act 204 through two means. First, ATC LLC has applied to join MISO and MISO has accepted the application to be effective on MISO's operation date. ATC LLC will transfer operational control of its transmission facilities to MISO when MISO begins operations.20


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19   App., Tab B2, Operating Agreement of ATC LLC,ss. 9.2.

20   App., Tab D2, ATC LLC's Application to MISO.


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     Second, with time, public ownership of American Transmission Company will increase. Initially, the CM will hold a de minimus interest in ATC LLC. Joint Applicants will own CM in the same proportion as their ownership of ATC LLC. Pursuant to ATC LLC's Operating Agreement and the three-year period referenced by Act 9,21 no member may transfer its interest in ATC LLC for a period of three years except to an affiliate or to other Co-Applicants.22 After the 3-year period, if a member of ATC LLC wishes to sell all or part of its membership share, the transaction will proceed as follows:

     (1) The selling member's interest in ATC LLC will be transferred to the CM;

     (2) The CM will pay the exiting member(s) for the value of the interest purchased by the CM; and

     (3) The CM will issue stock to raise funds for the purchase of the member's ATC LLC interest.

Over time, a greater share of ATC LLC will be held by the CM. The CM, in turn, will be owned in greater share by the investing public through the sale of stock.23 Broader public ownership would move American Transmission Company over time toward the goal of complete independence from the generation and distribution businesses.

     B.   REGULATORY STATUS OF AMERICAN TRANSMISSION COMPANY

     Applicant will be an integrated transmission company that is statutorily defined as:

          [A] corporation organized under ch. 180 or a limited liability company organized under ch. 183 that has as its sole purpose the planning, constructing, operating, maintaining and expanding of transmission facilities that it owns to provide for an adequate and reliable


------------------------
21 Section 196.485(3m)(c)5 provides as follows: "[B]eginning 3 years after the organizational start-up date, any holder of 10% of more of the securities of the transmission company may require the transmission company to comply with any state or federal law that is necessary for the security holder to sell or transfer its shares."

22   App., Tab B2, Operating Agreement of ATC LLC,ss. 9.3.

23   App., Tab B2, Operating Agreement of ATC LLC,ss.9.2.

          transmission system that meets the needs of all users that are dependent on the transmission system and that supports effective competition in energy markets without favoring any market participant.

ss. 196.485(1)(ge). As an integrated transmission company, ATC LLC and the CM are subject to the jurisdiction of the Commission except to the extent that they are subject to the jurisdiction of the FERC. ss. 196.485(3m)(d). ATC LLC and CM function as one unit organized to operate as a transmission company. The CM will own an undivided 1/1,000,000 interest in all of ATC LLC's transmission assets.24 This ownership allows the CM to be a transmission company pursuant to the statutory definition set forth in ss. 196.485(1)(ge).

     ATC LLC and the CM will be affiliated interests with any other public utility that, through either contribution of transmission facilities or equity contribution, directly or indirectly holds a 5% or more membership or ownership interest. Contracts between Applicant and Joint Applicants are governed by ss. 196.52, and will be approved in the companion docket.25

     C.   OWNERSHIP IN AND GOVERNANCE OF AMERICAN TRANSMISSION COMPANY

     Sections 196.485(3m)(c), 196.485(5) and 196.485(6) set forth requirements for the ownership and governance of a transmission company in Wisconsin. This


------------------------
24 See Tab C102. Under the Bill of Sale and Option to Repurchase, the CM will receive an undivided interest in any transmission assets ATC LLC owns at closing or may own in the future. ATC LLC will have an unconditional right to repurchase this undivided interest at any time, where there are no adverse regulatory consequences to ATC LLC or CM. The 1/1,000,000 interest has an estimated value of $545. This transaction may not involve the transfer of an "operating unit or system." Applicant nonetheless seeks Commission approval of the transfer pursuant to ss. 196.80(lm)(e).

25 Application for Approval of the Affiliated Interest Agreements Between American Transmission Company LLC, ATC Management Inc., and Member Utilities, Docket No. 137-AU-100.

section describes the ownership structure and governance of both ATC LLC and CM to provide the basis for a finding that American Transmission Company has complied with these statutory provisions.

          1.   MEMBERSHIP IN ATC LLC

     By virtue of transferring their transmission assets to ATC LLC, the Contributing Utilities will obtain a membership interest in ATC LLC reflecting the value of assets transferred.26 In accordance with ss. 196.485(5)(b)7, the assets transferred will be valued at net book value determined on the basis of the regulated books of account at the time of transfer.27 WPPI, which is investing cash into ATC LLC, will also obtain membership reflecting its investment.28 ATC LLC interests will be in units that initially will be valued at $10 each. CM will also have a membership interest in ATC LLC through an investment in 100 units for $1,000.29

     Because of the potential diminution of earnings under FERC rate-making policies relating to tax-exempt entities, special provisions have been created to allow for tax-exempt entities' participation in ATC LLC on terms equitable to all members. The earnings-diminution is created because ATC LLC is a pass-through tax entity and, therefore, income apportioned to tax-exempt owners will not be taxed. Imputed taxes on income are part of ATC LLC's revenue requirement in the FERC ratemaking process. If no adjustments were made, ATC LLC's tax-exempt revenue reduction would be borne by all members in proportion to their ownership. The equitable resolution is that tax-exempt members are


------------------------
26   App., Tab B2, Operating Agreement of ATC LLC,ss. 3.2(f).

27 App., Tab B2, Operating Agreement of ATC LLC, ss. 1.1 (definition of "Contribution Value"); and ss. 3.2(g). The method for valuation of assets at net book value is also discussed below at ss. V.I.

28   App., Tab C101, Subscription Agreement,ss.1.

29   App., Tab B2, Operating Agreement of ATC LLC,ss. 3.2(b).

required to adjust their initial and ongoing capital contribution (without increasing their ownership share in American Transmission Company) to offset the lower earnings that result from those tax-exempt entities' presence in ATC LLC.30

     Act 9 provides two avenues for participation in ATC LLC. First, a Wisconsin transmission-owning entity may contribute its Wisconsin transmission facilities -- as defined by Docket No. 05-EI-119 -- to ATC LLC in exchange for membership interest.31 The exchange of facilities for membership will be made on the same terms and conditions for all Contributing Utilities. ss. 196.485(6)(a)1. Second, Wisconsin Transmission Dependent Utilities ("TDUs") and transmission dependent Retail Electric Cooperatives ("RECs") may purchase equity interests in ATC LLC in proportion to their percentage of firm electric usage in Wisconsin in 1999 on terms comparable to those that contribute transmission facilities.32 ss. 196.485(6)(a)3. American Transmission Company also will allow Wisconsin TDUs or RECs that own incidental transmission assets to contribute those assets in addition to contributing cash for equity, up to the contributing entity's 1999 firm electric usage percentage.33 This accommodation allows a Wisconsin TDU or REC with incidental transmission assets to contribute those facilities and not forfeit the opportunity to purchase for cash a share of ownership in Applicant up to a total percentage ownership equal to the 1999 firm electric usage percentage.

     Under limited circumstances, WPPI's members may also contribute incidental transmission assets in exchange for membership interests in ATC LLC. Because WPPI's members have authorized it to invest cash based upon the load of members. Thus, the members may not use their loads as a basis to purchase, for cash,


------------------------
30   App., Tab B2, Operating Agreement of ATC LLC,ss.3.8.

31   App., Tab B2, Operating Agreement of ATC LLC,ss. 3.3(a).

32   App., Tab B2, Operating Agreement of ATC LLC,ss. 3.3(b).

33   App., Tab B2, Operating Agreement of ATC LLC,ss. 3.3(b).

individual interests in ATC LLC. However, the members may contribute their incidental transmission assets and receive units in ATC LLC based upon the Contribution Value of those assets.34

     In order to exercise either of these statutory rights to participate in American Transmission Company, a contribution of either a transmission facility or equity must be completed by December 31, 2000, including all necessary regulatory approvals.35

     2.   SHAREHOLDERS AND THE BOARD OF DIRECTORS OF CM

     American Transmission Company is governed by the CM's shareholders and Board of Directors ("Board").36 Because the management of ATC LLC is vested in the CM, the governance requirements found in ss. 196.485(3m)(c) are satisfied through the provisions of the CM's organizational documents as described below.

          a.   SHAREHOLDERS.

     CM's Amended and Restated Articles of Incorporation provide for 100,000,000 shares of common stock, with 999,999,990 shares being Class A stock and ten shares being Class B.37 Initially, each Joint Applicant's ownership of shares of CM Class A stock will be the same as their percentage of ownership in ATC LLC.38 Each Joint Applicant will also purchase one share of Class B


------------------------
34   App., Tab B2, Operating Agreement of ATC LLC,ss.3.3(b).

35 While potential investors' statutory rights expire, they may still be admitted to ownership after January 1, 2001, by agreement with American Transmission Company.

36   App., Tab B2, Operating Agreement of ATC LLC,ss. 4.1(a).

37 App., Tab B4, Amended and Restated Articles of Incorporation, Art. III. The Articles also authorize preferred stock.

38 CM's nominal membership in ATC LLC will not be reflected in the ownership of CM.

stock.39 ss. 196.485(3m)(c)3. With five Joint Applicants, only five of the 10 shares of Class B stock will initially be issued. (At this time, it is not yet determined how many Class A shares will initially be issued.) If at any point a Joint Applicant's interest in ATC LLC drops below 2%, then it must sell its Share of Class B stock back to CM.40

     Prior to a public offering, only Class B shares will have voting rights including the right to elect directors.41 Each Class B stockholder shall have the right to appoint one director to the Board.42 ss. 196.485(3m)(c)3. An appointee to the Board may be removed only by the participant nominating him or her.43 The four independent directors will be elected to the Board through a majority vote of the Class B stockholders.44 Class B stockholders will also have the following powers:

     (i)  by majority vote, to amend the Articles of Incorporation; and

     (ii) by majority vote, to approve any merger, consolidation or sale of all or substantially all of the assets of the CM.45

     After a public offering of CM's stock, Class A stockholders will elect a majority of the Board.46 Though Class B stockholders will only be electing a


------------------------
39   App., Tab B7, Shareholders Agreement,ss.2(a).

40 App., Tab B7, Shareholders Agreement,ss. 2(e). Unlike the other Joint Applicants, regardless of its percentage interest in ATC LLC, WPPI may retain its share in Class B stock. Shareholders Agreement,ss. 4(b)(iv).

41 App., Tab B4, Amended and Restated Articles of Incorporation, Art. III.B.1.b. The Class A stockholders will retain any voting rights mandated by Wisconsin law, such as a change that affects the rights of the Class A holders.

42   App., Tab B4, Amended and Restated Articles of Incorporation, Art.
     III.B.1.b.

43   App., Tab B6, Amended and Restated Bylaws,ss.3.4(b).

44   App., Tab B6, Amended and Restated Bylaws,ss.3.4.

45   App., Tab B6, Amended and Restated Bylaws,ss.2.6(b).

46   App., Tab B7, CM Shareholders Agreement,ss.4(a)(ii).

minority of the Board, each Class B stockholder would continue to have the right to appoint one director to the Board.18 After a public offering, the rights to amend the Articles of Incorporation and to approve a merger, consolidation or sale of CM will transfer to the Class A stockholders.48

     All Class B shares will convert into Class A shares on the earlier of the following events:

     (i)  the ownership by the CM of more than 50% of ATC LLC membership units;
          or

     (ii) the tenth anniversary of the Operations Date;49

provided that the Board may, by majority vote, elect to override the conversion and keep the Class B shares outstanding after such an event.50

          b.   BOARD.

     All decisions of the Board will be made by a simple majority of those present at a meeting.51 A quorum is fixed at two-thirds of the directors until an initial public offering is made, at which time a simple majority constitutes a quorum.52

     Most Board decisions require a majority of a quorum of the Board, including:

     (i)  an operating and a capital budget for ATC LLC and CM;

     (ii) to effect a change in the distribution payment rate for ATC LLC, which will initially be set at 80%.53

     (iii) hiring and firing officers and establishing their compensation, including benefit plans;


------------------------
47   App., Tab B7, CM Shareholders Agreement,ss.4(b).

48   App., Tab B4, Amended and Restated Articles of Incorporation, Art. III.B.

49   The "Operations Date" is January 1, 2000.

50   App., Tab B4, Amended and Restated Articles of Incorporation, Art. III.B.2.

51   App., Tab B6, Amended and Restated Bylaws,ss.3.5(d).

52   App., Tab B6, Amended and Restated Bylaws,ss.3.5(d).

53   App., Tab B2, Operating Agreement of ATC LLC,ss.10.1.

     (iv) admitting new participants to the ATC LLC, and determining the price therefor;

     (v)  after three years, making an initial public offering by the CM;

     (vi) approving for submission to the shareholders either (a) the amendment of the Articles of Incorporation of the CM or (b) its merger, consolidation or sale of all or substantially all of its assets; and

     (vii) the approval of changes to the Bylaws (with certain exceptions).54

However, unanimous Board approval will be required for the following:

     (i)  to effect a change in the allocation of profits and losses;55

     (ii) to effect a public offering prior to the third anniversary of the Operations Date; 56

     (iii) to change the number of Directors on the board prior to the tenth anniversary of the Operations Date;57 and

     (iv) any amendment of the Articles of Incorporation or Bylaws that relates to matters requiring unanimity or to amend any provision in the Bylaws that incorporates or embodies a provision of 1999 Wisconsin Act 9.58

IV.  INVESTMENT IN AND TRANSFER OF LAND RIGHTS AND ASSETS TO THE TRANSMISSION
     ------------------------------------------------------------------------
     COMPANY
     -------

     The crux of the formation of American Transmission Company is the transfer of transmission assets and associated land rights from the Contributing Utilities to ATC LLC. These transfers are governed by identical Asset


------------------------
54   App., Tab B6, Amended and Restated Bylaws,ss. 2.6.

55   App., Tab B2, Operating Agreement of ATC LCC,ss.10.1.

56   App., Tab B6, Amended and Restated Bylaws,ss. 2.6(b).

57   App., Tab B6, Amended and Restated Bylaws,ss. 2.6(b).

58   App., Tab B6, Amended and Restated Bylaws,ss.2.6(b).

Contribution Agreements between ATC LLC and each Contributing Utility.59 Specific statutory requirements relating to these transfers are set forth inss. 196.485(5). The purpose of the discussion below is to describe the methods, mechanisms, and documents by which the transfers will be completed.

     A.   LAND RIGHTS OVERVIEW

     Act 9 requires Contributing Utilities to contribute land rights to ATC LLC where a land right is assigned to a transmission account for rate-making purposes. Act 9 defines "land right" broadly, to include any right in real property, including fee-simple ownership, right-of-way or easement that has been acquired for a transmission facility that is located or intended to be located on the real property. ss. 196.485(1)(do). Where a land right is not jointly used for electric and gas distribution facilities by the Contributing Utility, the Contributing Utility is required to transfer all of its interest in the land right to the ATC LLC.60 Act 9 further requires that, where a land right is jointly used or intended to be jointly used for electric or gas distribution facilities by the public-utility affiliate, a contract is required, guaranteeing ATC LLC the right to place, maintain, modify or replace ATC LLC's transmission facilities on the real property subject to the land right.61

     Section 196.485(5)(c)1.b discusses "joint use" as "used, or is intended to be jointly used, for electric and gas distribution facilities . . . ." (Emphasis
                              ---
added.) Co-Applicants believe this is a drafting error and the statute is correctly interpreted in the alternative with joint use being defined as including either electric or gas -- distribution in addition to electrical
                          --
transmission. Co-Applicants have adopted this alternative interpretation and it is reflected in their determination of what constitutes joint-use property. This


------------------------
59 App., Tab C1, Asset Contribution Agreement. The schedules and signatories are different for each Contributing Utility.

60   App., Tab C1, Asset Contribution Agreement,ss.ss. 3.2(a) and 3.3(a).

61   App., Tab C1, Asset Contribution Agreement,ss.ss. 3.2(c) and 3.3(b).

alternative interpretation leads to more parcels being classified as joint-use, but the impact -- when applied in the context of the circuit-based approach for classifying land rights described below -- is probably negligible.

     There are land rights in more than 30,000 individual real estate parcels that will be contributed to ATC LLC by the Contributing Utilities. These are being properly analyzed and catalogued. They will be assigned and transferred at closing as of 11:59 PM December 31, 2000. With a few isolated exceptions, such as crop leases of surplus land adjacent to a few substations, the overwhelming majority of the transmission-related land rights held by the Contributing Utilities are either easements or fee title. Outside of substations, land rights are predominantly easements.

     In determining the land rights and facilities to be transferred, the Contributing Utilities have classified their Wisconsin assets pursuant to the Commission's decision in Docket No. 05-EI-119.62 In Wisconsin, given the enormity of the process, Co-Applicants have agreed, in consultation with Commission Staff, to several conventions that allow this massive land and asset transfer process to be completed in a timely yet accurate fashion. These conventions and methods are described below.

     B.   METHODS FOR TRANSFER OF TRANSMISSION-LINE LAND RIGHTS

     1. Any of the Contributing Utilities' transmission land rights that are currently assigned transmission accounts for rate-making purposes will be conveyed or assigned at book value to ATC LLC as required by ss.
196.485(5)(c)1.a. To satisfy this and other requirements for land rights


------------------------
62 To the extent that these classifications rely on the ability of utilities to seek reclassifications of facilities pursuant to the Order in Docket No. 05-E1-119, such reclassification will be sought in a separate proceeding or proceedings. To the extent that facilities are reclassified as the result of such proceedings, Co-Applicants will amend or seek to reopen applications as appropriate.

transfers, the working groups agreed that land rights associated with transmission lines could be classified on either a "circuit" basis or "parcel-by-parcel" basis.63 Each Contributing Utility is required to choose one of these approaches and implement that choice in analyzing whether its transmission land rights are exclusively transmission or joint use between transmission and distribution.64 The circuit-based approach measures the distribution component of each transmission line segment between substations or between substations and other termination points, and assigns land rights accordingly.65 As its name suggests, the parcel-by-parcel approach classifies the use of each individual parcel.66

     2. The circuit-based approach in measuring the proportion of distribution use on a transmission line to determine whether a line is joint use was--as contemplated under the statute--developed as a practical means of analyzing the character of a transmission line where there is minimal distribution underbuild. The circuit-based approach was also developed to avoid a painstaking examination of the particular use for each of the tens of thousands of individual land parcels involved.

     3. As set forth in the various Asset Contribution Agreements, Contributing Utilities who choose to classify their facilities on a circuit basis have agreed with Applicant to classify circuits that contain both transmission and distribution facilities as follows:


------------------------
63   App., Tab C1, Asset Contribution Agreement,ss. 2.1.

64   App., Tab C1, Asset Contribution Agreement,ss. 2.1.

65 "Circuit" is defined in the Asset Contribution Agreements as: "(i) a line segment commencing at one substation and extending to another substation,
     (ii) a line segment commencing at one substation and returning to the same substation or (iii) a line segment commencing at a substation and terminating other than at a substation." App., Tab C1, Asset Contribution Agreement,ss.1.1.

66   App., Tab C1, Asset Contribution Agreement,ss.ss. 1.1 and 2.3.

     a. A rebuttable presumption that a given circuit is joint-use will arise when the length of distribution (including both existing and "intended" distribution) facilities present on the circuit exceeds 25 percent of the total length of the circuit.67 "Intended" use is defined as: (i) under construction; (ii) subject to a construction agreement; (iii) subject to written plans for future distribution construction; or (iv) as specifically agreed in writing by Applicant and a Contributing Utility based on particular facts and circumstances.68

     b. Where the circuit is joint-use, the Contributing Utility will assign to ATC LLC easement rights along the entire circuit for the purpose of placing, maintaining, modifying, operating, repairing and replacing transmission facilities on that circuit.69 Except for these easement rights, all other land rights associated with joint-use circuits would be retained by the Contributing Utility.

     c. Where the length of existing and intended distribution facility present on a circuit is equal to or below 25 percent of the total circuit along its entire length, a rebuttable presumption arises that distribution on such circuit is incidental and the circuit is transmission only.70 A Contributing Utility may rebut the transmission-only presumption by requesting that Applicant treat a specific circuit as joint use based on facts and circumstances


------------------------
67   App., Tab C1, Asset Contribution Agreement,ss. 2.2(c).

68   App., Tab C1, Asset Contribution Agreement,ss. 1.1.

69   App., Tab C1, Asset Contribution Agreement,ss. 3.2(c).

70   App., Tab C1, Asset Contribution Agreement,ss. 2.2(b).

          specific to such circuit.71 If Applicant and the Contributing Utility are unable to resolve a dispute as to treatment of a specific circuit under this method, either party has the right to request that the Commission resolve the dispute.43 d. Where a circuit is transmission only as determined under the circuit-based approach, but has some distribution function, the Contributing Utility will convey all land rights held relative to such circuit to ATC LLC, but will reserve an easement for continued rights to place, maintain, modify, operate, repair and replace distribution that is existing or intended as of the date of the assignment of easement rights to ATC LLC.44 Such easements will be assigned subject to the rights of any joint user of the land rights and to the Contributing Utility's right to nondiscriminatory access to the real estate that is subject to the easement right.

     4. Where a Contributing Utility is classifying and conveying land rights according to the parcel-based approach, it will examine each parcel containing transmission facilities to determine whether such parcel also has existing or intended distribution. A parcel is joint-use under the parcel based approach when transmission facilities and existing or intended distribution exist on the parcel, using the definition of "intended" that is set forth in 4.a. above.74 In the case of a joint-use parcel, the Contributing Utility will assign to ATC LLC easement rights to the parcel for the purpose of placing, replacing, maintaining, modifying, operating, repairing and replacing transmission


------------------------
71   App., Tab C1, Asset Contribution Agreement,ss. 2.2(b).

72   App., Tab C1, Asset Contribution Agreement,ss. 2.5.

73   App., Tab C1, Asset Contribution Agreement,ss. 3.2(a).

74   App., Tab C1, Asset Contribution Agreement,ss. 2.3(b).

facilities on such parcel.75 All other parcels on which transmission facilities are located will be transmission only.76 In the case of transmission only parcels, the Contributing Utility will assign all land rights to ATC LLC, subject to the Contributing Utility's right to nondiscriminatory access to the real estate that is subject to the easement.77 If Applicant and a Contributing Utility are unable to agree as to whether a specific parcel is jointly used for transmission and distribution purposes, then either Applicant or the Contributing Utility may request Commission resolution of the classification.78

     5. Where property beneath transmission lines is owned in fee, a determination of exclusive or joint use will be made in accordance with paragraphs 4 or 5 above. In most cases, fee-owned parcels for transmission lines are few and scattered. An exception to this is approximately 160 miles of corridor owned by WEPCO, within which are also present significant natural gas and electrical distribution facilities and therefore is joint use. Where joint use as defined in paragraphs 4 and 5 above exists on a circuit, the fee will remain with the Contributing Utility and an easement will be granted to ATC LLC. Where the circuit is transmission only, the fee will be conveyed to ATC LLC, subject to the Contributing Utility's right of nondiscriminatory access and an easement for existing or intended distribution facilities.79 If the fee-owned parcel includes additional land unnecessary for the transmission line, the


------------------------
75   App., Tab C1, Asset Contribution Agreement,ss. 3.2(c).

76   App., Tab C1, Asset Contribution Agreement,ss. 2.3(a).

77   App., Tab C1, Asset Contribution Agreement,ss. 3.2(a).

78   App., Tab C1, Asset Contribution Agreement,ss. 2.5.

79 Some exceptions exist to address environmental issues associated with specific parcels.

Contributing Utility will have the right to subdivide the portion of the parcel on which the transmission line is located from the rest of the parcel. The transmission portion of the parcel would be conveyed to the ATC LLC and the remaining portion of the parcel would be retained by the Contributing Utility.80

     6. Enclosed with this filing are form documents intended to be used for deeding fee parcels, grants of easement, assignments of easements and partial assignments of easements necessary to effectuate the land rights transfers as to transmission lines.81 Where a deed of a fee-owned parcel, grant of easement or leasehold (including licenses and permits) is involved, a legal description will be prepared and attached to the transfer document. The far more common situation is an assignment of an easement obtained from an individual landowner. In that situation, the easement assignment or partial easement assignment form documents will be used. Because of the number of easements to be assigned, spreadsheets identifying the county, municipality, township, range, section, quarter section, document number, volume and page for each individual easement in a given county being assigned by the public utility affiliate will be attached to the form document by which the easements are conveyed.

     C.   SUBSTATIONS

     1. In accordance with ss. 196.485(5)(c), land rights to transmission substations with no distribution or generation functions and those now assigned to Contributing Utilities' transmission accounts for rate-making purposes will be transferred in their entirety to ATC LLC.82 Most substations' land rights are owned in fee, which would be conveyed to ATC LLC by special warranty deed. Where the underlying land right is in the form of an easement or a lease, the


------------------------
80   App., Tab C1, Asset Contribution Agreement,ss. 3.11(b).

81   App., Tab C2-C19, Asset Contribution Agreement Exhibits.

82   App., Tab C1, Asset Contribution Agreement,ss. 3.3(a).

Contributing Utility's entire right under such easement or lease would be conveyed to ATC LLC, subject to the Contributing Utility's right of nondiscriminatory access. Specimen forms of the deed and assignments accompany this filing.83

     2. Where an exclusively transmission substation is located on a larger parcel, which includes additional land unnecessary to operation of the substation, the Contributing Utility would have the right to subdivide the substation parcel from the larger parcel of which it is a part.84 The substation parcel, together with any necessary easements for transmission lines entering and exiting the substation, would be conveyed to ATC LLC and the remaining land would be retained by the Contributing Utility. The Contributing Utility would be responsible for all survey work and governmental subdivision approval necessary to accomplish a legal land division. If a Contributing Utility desiring to subdivide off surplus land was unable to obtain all necessary governmental approvals prior to the transfer date, then at the Contributing Utility's election, two signed and acknowledged deeds would be placed in escrow with the title company, pursuant to the terms of an escrow agreement substantially in the form of the specimen "Escrow Agreement-Subdivided Parcel" accompanying this filing.85 One deed shall be to the entire undivided parcel and the second deed shall identify the subdivided parcel with the projected legal description following governmental approval and recordation of the subdivided parcel but with blanks for the recording information to be obtained following recordation of the certified survey map. The two deeds shall be held by the title company under the escrow agreement, which shall direct that the title company (x)


------------------------
83   App., Tabs C6, Asset Contribution Agreement Exhibits 3.3(a)(i) to 3.3(c).

84   App., Tab C1, Asset Contribution Agreement,ss. 3.11(b).

85   App., Tab C1, Asset Contribution Agreement,ss. 3.11(b).

complete and record the deed to the subdivided parcel following governmental approval of the certified survey map and the assignment of a map number and other information necessary for recordation or (y) if such map has not been recorded within six months of the transfer date, to record the deed to the larger undivided parcel, whereupon an equitable adjustment shall be made between the Contributing Utility and ATC LLC.

     3. Substations that involve generation functions or distribution functions in addition to transmission functions will be defined as joint-use property.86 Ownership of the underlying land right will be retained by the Contributing Utility, which will either grant an easement to ATC LLC over the entire parcel--using the legal description(s) in the deed or deeds by which the Contributing Utility acquired its own title to the land--to permit continued placement, maintenance, modification, operation, repair and replacement of the transmission components of the substation, existing transmission lines entering and exiting such substation, and ingress and egress to the substation.87 Alternatively, if the Contributing Utility could more narrowly define the portions of a parcel necessary for grants of an easement for the substation and transmission lines, the easement would be drawn and granted to ATC LLC.88 The grant of easement would limit ATC LLC's rights in the parcel to the transmission lines, substation and access thereto as existing at their current location on the date of conveyance.89 Notwithstanding the broader land description attached to the grant of easement, ATC LLC is prohibited from extending transmission


------------------------
86 This classification will be made without regard to any incidental percentage test. Any actual or intended distribution or generation functions located within a substation renders that substation joint use. App., Tab C1, Asset Contribution Agreement,ss. 2.4(b).

87   App., Tab C1, Asset Contribution Agreement,ss. 3.3(b).

88   App., Tabs C22, C35, C49, C63, C76, C89, Asset Contribution Agreement,
     Schedule 3.3(b).

89   App., Tabs C22, C35, C49, C63, C76, C89, Asset Contribution Agreement,
     Schedule 3.3(b).

lines over new areas that were not previously subject to transmission facilities without the fee-owning utility's agreement.90

     4. Joint-use substations will also be subject to agreements allocating exclusive and common areas and other rights and obligations of the parties.91

     D.   DOCUMENTATION OF LAND RIGHTS TRANSFERS

     The overarching transfer documents are the several Asset Contribution Agreements between Applicant and Joint Applicants.92 The several exhibits attached to that document are specimen copies of the various form documents. These documents are the basic forms which will be used in conveying the assets. They may be varied in minor ways to fit specific situations but each conveyance of a particular type will be accompanied with documents in substantially the form of the exhibits. At transfer these documents will be completed by signature and attachment of legal descriptions or easement document spreadsheets. Also attached to the Asset Contribution Agreements are current inventories of substations and transmission lines compiled by each Contributing Utility.93 After the date of this filing, the Contributing Utilities and Applicant will continue to develop the legal descriptions and more precise schedules that will be necessary for recording the various transfers in each county register of deeds' office. The Contributing Utilities will utilize the services of the Wisconsin office of Chicago Title Insurance Company which has offices in each


------------------------
90   App., Tabs C22, C35, C49, C63, C76, C89, Asset Contribution Agreement,
     Schedule 3.3(b).

91   This agreement will be submitted for approval in Docket No. 137-AU-100.

92 App., Tab C1, Asset Contribution Agreement. Because the Asset Contribution Agreements and Exhibits are identical except with respect to the parties identified in each, only one of the agreements - that between WEPCO and ATC LLC - is appended. However, the schedules to the Asset Contribution Agreements, which are unique to each joint applicant, have all been included with the Appendix.

93   App., Tabs C20, C21, C22, C34, C35, C48, C49, C62, C63, C75, C76, C88, C89,
     Asset Contribution Agreements, Schedules 3.2(a)(i) - 3.3(b)(iii).

affected county. Approximately ten days prior to December 31, 2000, signed and notarized documents for all counties will be delivered to the title company's state office for their further transmission of county-specific packages to its individual agents throughout the state. These deliveries will be made pursuant to an escrow agreement by and among the various Contributing Utilities, ATC LLC and the title company. This escrow agreement will require the title company to hold all of the document packages in trust pending joint instruction by the Contributing Utilities and ATC LLC.94 On the approved transfer date, the instruction will be given and recordation will proceed.

     E.   PERSONAL PROPERTY TRANSFERS

     The poles, wires, towers, substations, substation equipment and other personal property owned by the Contributing Utilities will be transferred to ATC LLC under the provisions of the Asset Contribution Agreements.95 The personal property being transferred by each Contributing Utility will be transferred pursuant to a Bill of Sale, and schedules of the personal property to be transferred will be brought current as of the date of closing.96

     Subject to ATC LLC's request, inventory that is used and useful in the operation of the transmission facilities being contributed, but which are not needed for the Contributing Utilities' business, may be transferred to ATC by means of a Bill of Sale.97 However, most of the inventory belonging to the Contributing Utilities that is used for the maintenance and operation of


------------------------
94 This escrow agreement will be an affiliated-interest agreement presented to the Commission in Docket No. 137-AU-100.

95   App., Tab C1, Asset Contribution Agreement,ss.3.7.

96   App., Tabs C12, C26, C39, C53, C67, C80, C93, Asset Contribution Agreement,
     Exhibit 3.7, and Schedule 3.7.

97   App., Tabs C13, C27, C40, C54, C68, C80, C94, Asset Contribution Agreement.
     Exhibit 3.8 is the Bill of Sale and Schedule 3.8 lists the inventory.

transmission facilities being transferred will remain with the Contributing Utilities and will be purchased for cash by ATC LLC on an as-needed basis.98 Within three years after the Operations Date, the Contributing Utilities will negotiate the sale to ATC LLC of transmission-related inventory not otherwise used or useful for generation or distribution at book value.99

     F.   CONSTRUCTION WORK IN PROGRESS

     Co-Applicants seek Commission approval for transfer to ATC LLC of certain incomplete transmission projects of WEPCO. These include both certificated projects approved for construction and projects for which approval is pending before the Commission. Descriptions of the specific projects being transferred are found in the Asset Contribution Agreements between ATC LLC and Joint Applicants.100 The specific projects have not yet been agreed other than for WEPCO. The other Contributing Utilities may contribute some or none of their projects. Actual construction of the projects will be performed by the Contributing Utilities under the terms and conditions set forth in Engineering, Procurement, and Construction Services Agreements between each of the Contributing Utilities and the Applicant. These agreements will be filed as affiliated-interest agreements in Docket No. 137-AU-100.

     Some of the construction works in progress that will be transferred to ATC LLC have already been certified by the Commission under ss. 196.491(3) or ss. 196.49(am). Before ATC may take responsibility for these projects, the Commission will need to reopen the Certificates issued for those projects for the limited purpose of naming ATC LLC as the certificated party.


------------------------
98   App., Tab C1, Asset Contribution Agreement,ss.3.8.

99   App., Tab C1, Asset Contribution Agreement,ss.3.8.

100  App., Tabs C25, C29, C38, C42, C52, C56, C65, C70, C78, C83, C91, C96,
     Asset Contribution Agreement, Schedules 3.6 and 3.12.

     Co-Applicants therefore request that Commission reopen the previously issued construction certificates listed in Schedules 3.6 and 3.12 of the Asset Contribution Agreements for the limited purpose of naming the ATC LLC as the certificated party. For the certain projects that are pending approval before the Commission, Co-Applicants request that the Commission issue notices naming the ATC LLC as the applicant. These pending dockets are among those listed in
Schedule 3.12 to the Asset Contribution Agreements.

     The Commission should find that the transfer of works in progress is in the public interest and consistent with Act 9. There is no legal impediment to the transfer of responsibility for construction of an already certificated project. In Act 9, the Legislature addressed the issue of the transmission company "assuming" responsibility for a Contributing Utility's construction of certificated transmission facilities. Specifically, ss. 196.485(5)(b)6 provides:

          If the construction of a transmission facility . . . is not completed within 3 years after a certificate is issued . . .the transmission company may assume responsibility for completing construction of the transmission facility.

     This section provides a default mechanism allowing ATC LLC to automatically assume responsibility for completing transmission-facility projects to the extent that the Contributing Utility has not done so within three years. It is not a prohibition on an earlier assumption of such responsibility by mutual agreement.

     Section 196.485(5)(b)5 provides that if a Contributing Utility has applied for or obtained a certificate for the construction of transmission facilities, it shall "[P]roceed with diligence with respect to obtaining the certificate, and, except as provided in subd. 6., constructing the transmission facilities." This statute does not preclude the consensual transfer of responsibility for
                      --------
construction to another entity approved by the Commission. There is, for example, nothing in "the transmission company may not" prohibitions contained in ss. 196.485(3m)(a)2 precluding the transmission company from assuming works in progress on terms agreeable to it. Indeed, the inclusion of the works in progress language under subsection (5), which deals with requirements of the Contributing Utilities is another indication that the underlying legislative policy was to ensure that the transmission company was not forced to take something that it did not want.

     Useful legislative history is not available on the construction work-in-progress provisions of Act 9. But, the readily discernable policies underlying the provisions are: 1) to ensure that certification and construction of projects needed for the continued reliability of the transmission system are not neglected as a result of the transfer of facilities to the transmission company, and 2) that the transmission company not be required - as opposed to permitted - to take on the burden of certificating or constructing projects where it does not wish to do so. These policies are furthered where responsibility for certificated but not yet constructed facilities is assumed by ATC LLC under mutually agreeable terms.

     G.   STOUGHTON OPERATIONS CENTER

     The Stoughton Operations Center, currently owned by WPL, will be transferred as part of the Asset Contribution Agreement and under a separate agreement which will be completed and filed as a supplement to this filing. Certain operational issues, including the separation of marketing functions of Alliant Energy from the transmission operations will be addressed in that agreement.101

     H.   VALUATION OF TRANSFERRED PROPERTY

     Act 9 provides that, to obtain the asset-cap relief, the Wisconsin holding companies' public utility affiliates must transfer their transmission facilities to the transmission company ". . . at net book value determined on the basis of


------------------------
101  App., Tabs C1, C47, Asset Contribution Agreement,ss.3.13, Exhibit 3.13.

the regulated books of account at the time of the transfer" ss. 196.485(5)(b)7. Land rights are to be contributed at book value. ss. 196.485(5)(c)1.a and (c)2. The Commission is to resolve any dispute over the contribution of land rights, including, "a dispute over the valuation of such land right." ss.
196.485(5)(c)3.

     All land rights and facilities are transferred under the Asset Contribution Agreements at their "Contribution Value."102 Contribution Value is defined in the Operating Agreement of ATC LLC as original cost less accumulated depreciation and adjusted for deferred taxes (which includes excess deferred taxes) and deferred investment tax credits.103 In a limited liability company ("LLC") structure, tax attributes of property transferred to the LLC remain with the entity contributing the property. This is because the LLC is a pass-through entity for tax purposes. FERC looks through the LLC structure in setting rates. Thus, while the tax attributes remain on the Contributing Utilities' books, and not on ATC LLC's books, those attributes will continue to result in a net reduction in ATC LLC's revenue requirement under the MISO tariff formula used in ATC LLC's FPA ss. 205 filing. In order to obtain information for the tariff filing, the Contributing Utilities provided estimated deferred tax liability balances at 12/31/2000. These deferred tax liability balances are deducted from rate base in the calculation of revenue requirements. Excess deferred taxes represent taxes that were originally recorded at a statutory rate higher than the current rate. Deferred investment tax credit ("ITC") represents prior years' tax credits generated by the Contributing Utilities for investments in the transmission plan now being transferred to ATC LLC. Excess deferred taxes and


------------------------
102  App., Tab B2, Operating Agreement of ATC LLC,ss.1.1.

103  App., Tab B2, Operating Agreement of ATC LLC,ss.1.1.

deferred ITC are amortized as a reduction in tax expense for ATC LLC based on the remaining lives of the transmission assets.104

     I.   CLASSIFICATION AND VALUE OF TRANSMISSION ASSETS

     On July 13, 2000, the Commission issued an Order that defines "transmission facilities" for purposes of transfers to a transmission company.105 Subject to any separate reclassification proceedings, each Contributing Utility will transfer its transmission facilities in a manner consistent with the Commission's Order, as expressed in schedules to the Bills of Sale that are attached to each Asset Contribution Agreement.106 The projected book value at 12/31/00 of the transmission facilities 107 net of accumulated depreciation contributed to ATC LLC is:

     Wisconsin Electric Power/Edison Sault Electric Company      $271.2 million

     Wisconsin Public Service Corporation                        $69.8 million

     Wisconsin Power and Light/South Beloit Water Gas & Electric $164.0 million

     MG&E                                                        $40.1 million
                                                                 -------------
                                                   TOTAL         $545.1 million.
     J.   BOND INDENTURE ISSUES

     The Asset Contribution Agreements require that ownership interests in property be transferred to ATC LLC free and clear of liens and other obligations.108 The transmission facilities being transferred to ATC LLC from


------------------------
104 App., Tab B2, Operating Agreement of ATC LLC,ss.1.1 and Tab D1, Testimony of John Ebright.

105 Investigation into the Classification of Transmission Facilities Pursuant to ss. 196.485(1)(h), Docket No. 05-EI-119, Final Decision (July 14, 2000).

106  App., Tab C5, Asset Contribution Agreement, Exhibit 3.2(d).

107 Facilities include structures including substations and all equipment, poles, wires, transformers, etc. The land rights are principally easements with a low value. Land rights value was not included in ATC LLC's FPA ss. 205 filing as land rights do not depreciate and continue to be carried at acquisition value on ATC LLC's books.

108  App., Tab C1, Asset Contribution Agreement,ss.3.1.

WPL and WPS are collateral under bond indenture provisions that must be satisfied.

     WPL and WPS's current bond indentures do not recognize receipt of an LLC interest as an acceptable replacement for the bond holders' collateral interest in the Contributing Utility's transferred transmission assets, and bond holder consent for the transfer cannot practically be obtained in the short timeframe available for the regulatory approvals requested in this docket. The solution to this dilemma requires the creation of new LLCs by each of WPL and WPS. For purposes of this application, each such entity is hereafter termed a "NEW LLC." Each NEW LLC will be a wholly owned subsidiary of the particular Contributing Utility and will be capitalized with cash. The Contributing Utility will then sell for cash the right to designate the transferee of the Contributing Utility's transmission assets. Under the rights it purchases, each NEW LLC will designate ATC LLC as the transferee. The Contributing Utility (transferor) will then transfer the facilities to ATC LLC. Each NEW LLC will receive the membership interest in ATC LLC in return, but WPL and WPS will receive the stock and thus the voting rights as contributors of the assets. This transaction will occur simultaneously with the closing effective December 31, 2000.

     K.   WPPI INVESTMENT

     The participants have agreed that ATC LLC will have one class of equity interest.109 Because the ownership of ATC LLC by tax-exempt entities will reduce the tariff otherwise received by ATC LLC, WPPI and any other tax-exempt investor will purchase their interests for a price that is designed to keep the


------------------------
109 This is the members' interest described inss. C.1. above. The CM will have two classes of common stock for an initial period and may have preferred stock. See CM Articles of Incorporation, App., Tab B4, Amended and Restated Articles of Incorporation, Art. III.

other participants whole. The formula is part of ATC LLC's Operating Agreement as the definition of Tax-Exempt Investment Percentage.110

     Until American Transmission Company's Initial Public Offering ("IPO"), WPPI and the other transmission-dependent utilities will be permitted to maintain their percentage ownership in Applicant even with the contribution of additional Wisconsin assets by other parties.111 The purchase price for units of ATC LLC membership interest would be the same as for units then being issued for transmission assets, as adjusted if required.112

     The purchase price adjustment will be recalculated annually based on FERC Form 1 amounts from the previous year, with the tax-exempt entities required to pay additional cash or entitled to a refund of excess cash investment.113 The recalculation will be completed by Applicant on or before June 1 with any payment or refund on July 1 of each year. A portion of the adjustment also will be refunded upon the occurrence of a capital event (defined as any Applicant transaction that would not result in a carry-over of capital accounts--such as a merger into a corporation or sale of all of ATC LLC's assets--or the exchange of units for shares or sale of units to a taxable purchaser).114 Any amounts payable have priority over other distributions.115

     WPPI will be paying cash for its interest in ATC LLC at closing. WPPI will be investing an amount equal to its approximately 5.67% share of firm electric


------------------------
110  App., Tab B2, Operating Agreement of ATC LLC,ss.1.1.

111 Either as a result of subsequently-completed transmission projects or the admission of new members with assets in Wisconsin.

112  App., Tab B2, Operating Agreement of ATC LLC,ss.3.4(c).

113  App., Tab B2, Operating Agreement of ATC LLC,ss.3.8.

114  App., B2, Operating Agreement of ATC LLC,ss.3.8.

115  App., B2, Operating Agreement of ATC LLC,ss.3.8.

usage in Wisconsin as adjusted by the Tax-Exempt Investment Percentage calculation.116 Assuming no material changes in plant or additional qualifying owners, the interests in ATC LLC's capital structure will be:

          Madison Gas & Electric                      5.31%
          WEPCO (including Edison Sault)117          50.75%
          WPL (including South Beloit)118            25.63%
          WPPI                                        5.67%
          WPS                                        12.64%
                                                     ======
                                                       100%

At this time, these calculations include transmission facilities only and not land rights.

V.   FILINGS IN OTHER JURISDICTIONS
     ------------------------------

     A.   FEDERAL ENERGY REGULATORY COMMISSION (FERC)

     American Transmission Company will be regulated by FERC as an owner and provider of electric transmission services. American Transmission Company's proposals on rates, access and terms of service are detailed in Applicant's FPAss.205 filings. FERC Docket No. ER00-3316/000. Comments on tariff issues are appropriately directed to FERC.

          1.   FPA SECTION 203 FILINGS OF CONTRIBUTING UTILITIES

     An entity contributing transmission facilities to ATC LLC is required to receive prior approval from FERC under FPA ss. 203. The following FERC filings have been made by Joint Applicants in compliance with this requirement:

     o WEPCO filed its FPA ss. 203 application on December 30, 1999, in Docket No. EC00-45-000 to transfer its transmission facilities to ATC LLC. On March 31, 2000, the FERC authorized WEPCO's transfer of


------------------------
116  App., B2, Operating Agreement of ATC LLC,ss.3.8.

117 In addition to transferring its Wisconsin Transmission assets, WEPCO is also transferring its Michigan Transmission assets including those of its affiliate, Edison Sault Electric Company.

118 A wholly-owned subsidiary of WPL, South Beloit Water, Gas and Electric Company, is transferring its transmission assets located in Illinois to ATC LLC.

          jurisdictional facilities as consistent with the public interest. Wisconsin Electric Power Company, 90 FERC P. 61,346 (2000).

     o Edison Sault Electric Company ("Edison Sault") is an affiliate of WEPCO with operations solely in Michigan's Upper Peninsula. See Wisconsin Energy Corp. and ESELCO, Inc., 83 FERCP. 61,069 (1998). Edison Sault will shortly file a FPA ss. 203 application to transfer its facilities to ATC LLC.

     o WPL filed its application under FPA ss. 203 on December 8, 1999, in Docket No. EC00-33-000 to transfer its transmission facilities to ATC LLC. On March 31, 2000, the FERC authorized WPL's transfer of jurisdictional facilities. Wisconsin Power & Light Company, 90 FERC P. 61,347 (2000).

     o South Beloit Water, Gas, and Electric Company ("South Beloit") is a wholly-owned subsidiary of WPL with operations solely in Illinois. It filed its FPA ss. 203 application on August 3, 2000, in Docket No. EC00-120-000 to transfer its facilities to ATC LLC.

     o MGE and WPS will shortly file FPA ss. 203 Applications for authorization to transfer their facilities to ATC LLC.

Neither the FPA ss. 203 filings that have already been submitted nor future FPA ss. 203 filings to FERC are appended to this document since the Commission must give independent approvals for transfers in docket. Interested persons may obtain those documents from the FERC or the Contributing Utilities.

          2.   FPA SECTION 205 FILING OF ATC LLC

     On July 31, 2000, ATC LLC filed at the FERC for an Open Access Transmission Tariff ("OATT") under FPA ss. 205.119 The FPA ss. 205 proceeding will set both transmission rates and basic terms of service. As required by Act 9, ATC LLC's FPA ss. 205 filing includes a 5-year phase-in for rate differentials between


------------------------
119 ATC LLC provided Commission staff with two complete courtesy copies of its FPA ss. 205 filing. The sheer volume of that filing militates against its inclusion with this one. Interested persons may download the filing from American Transmission Company's website [www.atcllc.com]. Where specific portions of the FPA ss. 205 filing are necessary for the Commission to render its decisions in this docket, those portions are extracted and included in the Appendix.

different zones in Wisconsin. Under ss. 196.485(3m)(a)4, the Commission must make three factual findings in this regard:

     (1) That the transmission charges or rates of any Joint Applicant are 10% or more below the average for eastern Wisconsin;

     (2) That Applicant has prepared a plan for phasing in a combined single-zone rate under the statute; and

     (3)  That Applicant has sought plan approval from both FERC and MISO.

The merits and approval of the actual rate phase-in mechanism is subject to FERC jurisdiction.

     ATC LLC's FPA ss. 205 filing is patterned on the filing of the MISO's OATT that was approved by FERC in 1998. The FERC FPA ss. 205 filing was made on July 31, 2000, and it has been assigned Docket No. ER00-3316. Because FERC may withhold final action until any necessary state regulatory actions have been completed, it is critical that all state regulatory action necessary for Applicant to begin operation on January 1, 2001, be completed by December 1, 2000. The FPA ss. 205 filing is available on American Transmission Company's website, www.atcllc.com.
         --------------

     ATC LLC does not propose to qualify as a Regional Transmission Organization
(RTO) under FERC Order 2000. Instead, ATC LLC will join MISO as a transmission owner effective January 1, 2001, and transfer operational control of its facilities as soon as MISO begins operations.

     B.   FILING AT ILLINOIS COMMERCE COMMISSION ("ICC")

     South Beloit, a small wholly owned subsidiary of WPL, provides water, gas and electric service to approximately 8,000 retail residential customers in South Beloit, Rockton and Roscoe, Illinois. In concert with its parent company, South Beloit will transfer ownership of its Illinois transmission facilities to ATC LLC on January 1, 2001. South Beloit's transmission assets are relatively insubstantial, consisting of one substation, less than one mile of 345 kV transmission, and 10 miles of 69 kV transmission. In exchange for these assets and with a nominal cash contribution, WPL or NEW LLC as its designee will obtain the following:

     1. Additional membership in ATC LLC that is proportional to the amount of Illinois assets transferred; and

     2. Additional shares in CM that are proportional to the amount of Illinois assets transferred.

Because South Beloit is not a public utility in Wisconsin, this Commission may not need to approve the transfer of its assets to ATC LLC.

     The transfer will require Illinois Commerce Commission ("ICC") approval. Co-Applicants anticipate that South Beloit will transfer its transmission assets under 220 ILCS 5/16-111(g)(3) which allows South Beloit, and American Transmission Company to obtain certain benefits provided thereunder. Co-Applicants anticipate that all approvals necessary for the transfer and for initiation of business in Illinois will be received under the expedited process that is afforded by the Illinois statute. The extent of ICC's ongoing regulation of American Transmission Company is currently under discussion with ICC staff.

     C.   FILING AT MICHIGAN PUBLIC SERVICE COMMISSION ("MPSC")

     On January 1, 2001, all of the transmission facilities currently owned in the Upper Peninsula of Michigan by WPS, WEPCO and Edison Sault, an affiliate of WEPCO, will be transferred to ATC LLC. Because Edison Sault is not a public utility in Wisconsin, this Commission may not need to approve the transfer of its assets to ATC LLC. In exchange for these transmission assets and with a nominal cash contribution, WEPCO and WPS or NEW LLC as WPS's designee will obtain the following:

     1. Additional membership in ATC LLC that is proportional to the amount of Michigan assets transferred to ATC LLC;

     2. Additional shares in CM that are proportional to the amount of Michigan assets transferred to ATC LLC.

     Upper Peninsula Power Company ("UPPCo"), a wholly owned subsidiary of Wisconsin Public Services Resources ("WPSR"), expects to contribute transmission assets located in the Upper Peninsula to ATC LLC within a year after January 1, 2001.

     Michigan just enacted its unbundling statute on June 5, 2000. Because Michigan's unbundling legislation is so new, none of the MPSC rules contemplated in the legislation have been promulgated. As a result, Michigan's regulation of Applicant may change with the creation of new rules. MPSC approval for the asset transfer itself appears to be unnecessary. Applicant, however, will provide the MPSC with notice of the transfer and specified financial information about the transfer. Also, Applicant may need a Certificate of Public Convenience and Necessity from the MPSC and consent from municipalities where transmission facilities occupy public property.

IV.  CO-APPLICANTS ARE ENTITLED TO COMMISSION ACTION REQUIRED FOR FORMATION AND
     --------------------------------------------------------------------------
     OPERATION OF TRANSMISSION COMPANY
     ---------------------------------

     Act 9 imposes numerous requirements on American Transmission Company and Contributing Utilities, the Commission in its order should determine that these requirements are satisfied. Set forth below are descriptions of the several Commission approvals and findings that are required for Applicant to begin operations on January 1, 2001, together with the reasons as to why those approvals and findings are appropriate.

     A.   CERTIFICATE OF AUTHORITY-- SS. 196.49(1)(AM)

     Section 196.49(1)(am) requires any public utility not engaged in service on August 1, 1931, to receive a certificate of authority from the Commission to transact public utility business. Both ATC LLC and CM will be public utilities because they will own and/or manage equipment for the transmission of electricity in this state.

     Section 196.49 does not specify the criteria for the issuance of a certificate. Therefore, Applicant presumes Commission will act under a general "public interest" standard. In authorizing the creation of a transmission company, the Legislature stated that the company is to meet "the needs of all users that are dependent on the transmission system and that supports effective competition in energy markets without favoring any market participant." ss. 196.485(1)(ge). The Legislature has implicitly directed that an entity that accomplishes these goals is in the public interest. As demonstrated in its FPA ss. 205 filing, American Transmission Company will provide transmission services under its OATT in a non-discriminatory manner. This, in turn, will promote effective competition in energy markets and not favor any participant. In meeting these ends, the joint certification of ATC LLC and CM serves the general public interest.120 The Joint Application of ATC LLC and CM for certification to transact public utility business as an integrated transmission company should be approved, and the Commission should find that Joint Applicants have taken necessary and appropriate actions to accomplish the purposes of Act 9.

     B.   INVESTMENT BANKING OPINION--SS. 196.485(3M)(A)3

     Prior to the Operations Date, the Commission must receive an opinion from a nationally recognized banking firm,

          that the transmission company is able to finance, at a reasonable cost, its start up costs, working capital and operating expenses and the cost of any new facilities that are planned.


------------------------
120  App., Tab A1, Application for Certification.

ss. 196.485(3m)(a)3. The opinion will be based on the financial structure which is part of the FPA ss. 205 FERC filing and which is detailed in the testimony of John E. Ebright attached to that filing.121 Applicant has retained Morgan Stanley Dean Witter to provide the opinion which will be submitted to the Commission as a supplement to this filing.122

     In general, ATC LLC will have a $25 million line of credit in place. The purpose of these funds is to repay funds advanced by Joint Applicants for start up expenses since January 2000 and to pay for additional start up costs for the balance of 2000 and some costs in the first quarter of 2001. In the first quarter of 2001, ATC LLC will borrow approximately $250 million in a private placement and will return the proceeds to its members. The goal is to bring the capital structure in line with the 50:50 debt equity ratio which FERC will presume in ratemaking. ATC LLC expects to achieve an A rating for its debt. Additional debt will be issued to support future capital growth and to match internally generated funds. With Morgan Stanley Dean Witter's opinion - that American Transmission Company is able to finance its start up and ongoing operations at a reasonable cost - the Commission should make a finding that American Transmission Company has complied with the requirements of ss. 196.485(3m)(a)3.

     C. AMERICAN TRANSMISSION COMPANY'S MEMBERSHIP IN MISO AND MISO'S OPERATIONS DATE -- SS.SS. 196.485(3M)(A)1.D AND 196.485(2)(D)2

     Under ss. 196.485(3m)(a)1.d, a transmission company must apply for membership in the MISO "as a single zone for pricing purposes that includes the transmission area." On June 30, 2000, American Transmission Company applied for membership in MISO as a single zone.123 Accordingly, the Commission should find


------------------------
121 App., Tab D1, Selected Excerpts from the FERCss.205 Filing, Testimony of John E. Ebright.

122 App., Tab D3, Investment Banker Opinion Confirming ATC LLC's Financial Viability.

123 App., Tab D2, ATC LLC's Application to MISO. Underss. 196.485(4)(am), any utility that owns transmission assets was required to become a member of MISO no later than June 30, 2000. Though it will not own any transmission facilities until January 1, 2001, American Transmission Company, nevertheless, applied for membership in MISO by the deadline of June 30, 2000.

that American Transmission Company has complied with the requirements of ss. 196.485(3m)(a)1.d.

     Section 196.485(2)(d)2 requires the Commission to determine whether MISO has begun operations and the date on which such operations have begun. When the Commission makes such a finding the transmission company must transfer operational control of its transmission facilities to the MISO. ss. 196.485(3m)(a)1.d. MISO has not begun operations and will not prior to January 1, 2001. (It is anticipated that MISO will begin operations by November 1, 2001.) In accordance with ss. 196.485(2)(d)2, the Commission should make a finding that the MISO will not have begun operations before American Transmission Company's Operations Date.

     D.   DETERMINATION OF ATC LLC OPERATIONS DATE -- SS. 196.485(2)(D)1.

     The Commission is also required to determine the date on which a transmission company begins operations. The submitted agreements for both transfer of transmission facilities and operation of those facilities all presume an Operations Date of January 1, 2001. Applicant requests a finding that the Operations Date be January 1, 2001.

     E.   RATE PHASE IN -- SS. 196.485(3M)(A)4

     As outlined above, ss. 196.485(3m)(a)4 requires that the Commission determine whether the transmission charges or rates of any Joint Applicant are 10% or more below the average for eastern Wisconsin. If they are, then American Transmission Company must complete the following:

     (1) prepare a plan for phasing in a combined single zone-rate under the statute; and

     (2)  seek FERC and MISO approval for its Rate Phase-In Plan.

ss. 196.485(3m)(a)4.

     The data demonstrates that both WEPCO's and WPS's current rates are more than 10% below the average rates in the transmission area. The current 1999 FERC-approved OATT Rates for Joint Applicants are:

               MGE           2.15
               WPL           1.55 124
               WPS            .98
               WEPCO          .80
               WPPI            --

     Average Rate = $1.30 per kw 125

A 10% reduction of this average rate is $1.17. Both WEPCO and WPS are more than 10% below the average. Accordingly, the Commission should determine that the transmission rates of two Joint Applicants are more than 10% below the average rate for eastern Wisconsin thereby triggering the other obligations in ss. 196.485(3m)(a)4.

     American Transmission Company submitted a Five-Year Rate Phase-In Plan to FERC through the ATC LLC's FPA ss. 205 filing.126 American Transmission Company will begin its phase-in with 1999 direct costs as provided by each utility after adjusting for the effects of the Order in PSCW Docket No. 05-EI-119.127
American Transmission Company will propose the FERC-granted rate to MISO after


------------------------
124 The $1.55 per kw rate is Alliant Energy's system-wide rate. The $1.55 per kw rate is based upon an average of the transmission costs for the Alliant Energy Operating Companies (WPL, Interstate Power Company, IES Utilities Inc. and SBWGE). The Alliant Energy $1.55 per kw rate is based upon a transmission cost of $1.27 per kw for WPL. This WPL specific cost was used to calculate the average rate of $1.30 per kw.

125 Because WPPI does not have a tariff it is not included in the average calculation.

126  App., Tab D1, Selected Excerpts from the FERC Application under FPAss.205.

127  App., Tab D1, Selected Excerpts from the FERC Application under FPAss.205.

FERC approval. Based on the above, the Commission should find that American Transmission Company has complied with the requirements of ss. 196.485(3m)(a)4.

     F. EXISTING SERVICE AGREEMENTS ASSUMED BY AMERICAN TRANSMISSION COMPANY -- SS. 196.485(3M)(A)1.C

     Section 196.485(3m)(a)1.c requires a transmission company to assume preexisting obligations of a Contributing Utility to provide transmission services. To the extent that these designations are pre-FERC Order 888 agreements, they will be assumed by Applicant as set forth in Exhibit 3.5(a) and
Schedule 3.5 of the Asset Contribution Agreements.128 Based on these agreements, the Commission may find that American Transmission Company complied with the requirements of ss. 196.485(3m)(a)1.c.

     G. APPROVAL OF TRANSMISSION COMPANY ORGANIZATIONAL STRUCTURE --SS. 196.485(3M)(C)

     Section 196.485(3m)(c) requires that the operating agreement of a transmission company that is an LLC contain several specific provisions regarding its governance and membership. The requirements are contained in the Operating Agreement for ATC LLC and in the Articles of Incorporation, Bylaws, and Shareholders' Agreement for the CM.129

     Section 196.485(3m)(c) contains five subdivisions detailing specific organizational requirements for the transmission company; each of these is set forth below, with a footnoted pinpoint reference to the provisions of the documents in which these requirements are satisfied. Under these requirements, the transmission company's operating agreement must provide the following:


------------------------
128  App., Tabs C10, C32, C51, C65, C78, C91, Asset Contribution Agreement,
     Exhibit 3.5(a) & Schedule 3.5.

129 App., Tabs B2, B4 and B6, Operating Agreement of ATC LLC, Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

     o That the transmission company has no less than 5 nor more than 14 managers or directors, except that the operating agreement or bylaws may allow the requirements of this subdivision to be modified upon a unanimous vote of the managers or directors during the 10-year period after the organizational start-up date or upon a two-thirds vote of the board of directors or managers after such 10-year period. ss. 196.485(3m)(c)1.130

     o That at least 4 managers or directors of the transmission company have staggered 4-year terms, are elected by a majority vote of the voting security holders and are not directors, employees or independent contractors of a person engaged in the production, sale, marketing, transmission or distribution of electricity or natural gas or of an affiliate of such a person. ss. 196.485(3m)(c)2.131

     o That, during the 10-year period after the organizational start-up date, each of the following is satisfied, subject to the limitation on the number of managers or directors under subd. 1.:

               a. Each nontransmission utility security holder that owns 10% or more of the outstanding voting securities of the transmission company may appoint one manager or director of the transmission company for a one-year term, except that the requirements of this subd. 3.a. may be modified upon a unanimous vote of the managers or directors. ss. 196.485(3m)(c)3.a.132

               b. Each group of nontransmission utility security holders that, as a group, owns 10% or more of the outstanding voting securities of the transmission company may appoint one manager or director of the transmission company for a one-year term if the group has entered into a written agreement regarding the appointment and the group files the agreement with the transmission company, except that the requirements of this subd. 3.b. may be modified upon a unanimous vote of the managers or directors. ss. 196.485(3m)(c)3.b.133


------------------------
130  App., Tab B6, Amended and Restated Bylaws,ss.3.2.

131  App., Tab B6, Amended and Restated Bylaws,ss.3.2(a)(i).

132  App., Tab B7, Shareholders Agreement,ss.4(b)ii.

133  App., Tab B7, Shareholders Agreement,ss.4(b)iii.

               bg. Each nontransmission utility security holder that makes an appointment under subd. 3.a. is not allowed to make an appointment under subd. 3.b. as a member of a group of nontransmission utility security holders. ss.
               196.485(3m)(c)3.bg.134

               br. Each nontransmission utility security holder that makes an appointment as a member of a group under subd. 3.b. is not allowed to make an appointment under subd. 3.a. ss. 196.485(3m)(c)3.br.135

               c. Each person that receives at least 5% of the voting securities of the transmission company under sub. (6) (a) 1. or 3. may appoint one manager or director of the transmission company for a one-year term if the person continues to hold at least a 5% equity interest in the transmission company during the one-year term and if the person does not make an appointment under subd.
               3. a., b. or d.ss. 196.485(3m)(c)3.c.136

               d. Each transmission utility security holder may appoint one manager or director of the transmission company for a one-year term.ss. 196.485(3m)(c)3.d.137

     o That, during the 5-year period after the organizational start-up date, no public utility affiliate that contributes transmission facility assets to the transmission company under sub. (5) (b) and no affiliate of such a public utility affiliate may increase its percentage share of the outstanding securities of the transmission company prior to any initial issuance of securities by the transmission company to any 3rd party other than a 3rd party exercising its right to purchase securities under sub. (6)(a)3, except that this subdivision does not apply to securities that are issued by the transmission company in exchange for transmission facilities that are contributed in addition to the transmission facilities that are contributed under sub. (5)(b) and except that the requirements of this subdivision may be modified upon a unanimous vote of the managers or directors.ss. 196.485(3m)(c)4.138


------------------------
134  App., Tab B7, Shareholders Agreement,ss.4(b).

135  App., Tab B7, Shareholders Agreement,ss.4(b).

136  App., Tab B7, Shareholders Agreement,ss.4(b)iv.

137  App., Tab B7, Shareholders Agreement,ss.4(b)i.

138 As allowed under this statutory section, the managers have unanimously agreed to modify the requirements of ss. 196.485(3m)(c)4. Prior to an IPO, a Contributing Utility may increase its percent membership in ATC LLC and the number of shares in CM by purchasing units from other members. See, for instance, App., Tab B2, Operating Agreement of ATC LLC, ss. 9.2 and 9.3.

     o That, beginning 3 years after the organizational start-up date, any holder of 10% or more of the securities of the transmission company may require the transmission company to comply with any state or federal law that is necessary for the security holder to sell or transfer its shares. ss. 196.485(3m)(c)5.139

     H. CONTRIBUTING ENTITIES' TRANSFER OF PUBLIC-UTILITY OPERATING SYSTEMS AND JOINT APPLICANTS' ACQUISITION OF OWNERSHIP INTEREST -- SS.SS. 196.80(1M)(B) AND 196.80(1M)(E)

     Each entity executing an Asset Contribution Agreement will transfer facilities constituting an "operating unit or system" as that term is used in ss. 196.80(1m)(e).140 In return, these Contributing Utilities will acquire ownership interests in Applicant, a public utility. Each Contributing Utility needs Commission approval to transfer those assets and to acquire ownership interests in American Transmission Company under ss.ss. 196.80(1m)(e) and 196.80(1m)(b), respectively. As demonstrated in ss. IV above, each Contributing Utility has--through the Asset Contribution Agreements and their many exhibits and schedules--agreed to transfer assets and land rights in accordance with ss. 196.485(5). As these requirements are met, the Commission should approve the transfers under ss. 196.80(1m)(e) and should also approve the resultant acquisition of interests in American Transmission Company pursuant to ss. 196.80(1m)(b).

     WPPI's exercise of their Act 9 right to purchase equity in Applicant through execution of the Subscription Agreement requires Commission approval underss. 196.80.


------------------------
139 App., Tab C1, Operating Agreement of ATC LLC, ss. 8.4(d). In lieu of the rights containeD in ss. 196.485(3m)(c)5, Co-Applicants have unanimously agreed to the rights specified in sS.ss. 8.4 and 8.5 of the Operating Agreement. These provisions go beyond the minimum requirements of ss. 196.485(3m)(c)5 and thus satisfy those minima.

140  App., Tab C1, Asset Contribution Agreement.

     I. ATC LLC'S TRANSFER OF A 1/1,000,000 INTEREST IN ATC LLC'S TRANSMISSION FACILITIES TO CM -- SS. 196.80(LM)(E)

     As explained elsewhere, the purpose of the transfer of this de minimus interest to CM is to ensure that both ATC LLC and CM meet the statutory definition of "transmission company." ss. 196.485(1)(ge). Applicant is requesting approval pursuant to ss. 196.80(lm)(e) for the transfer from ATC LLC to CM of a 1/1,000,000 undivided interest in the transmission facilities that are transferred to ATC LLC at closing by the Contributing Utilities and future additions to the system. Applicant seeks approval of the transfer under ss. 196.80(lm)(e).

     J. ATC LLC'S ACQUISITION OF PUBLIC UTILITY OPERATING SYSTEMS --SS. 196.80(1M)(E)

     Pursuant to ss. 196.80(1m)(e), ATC LLC requires Commission approval to acquire any public utility plant constituting an operating unit or system. This is the "flip side" to the Commission's approval of the contribution or sale of those facilities by the Contributing Utilities. Approval of ATC LLC's acquisition of transmission assets is supported by the reasons - discussed in ss. VI - above - which support approval of the Contributing Utilities' transfer of assets to ATC LLC.

     K. APPROVAL OF CONTRIBUTION TERMS AND CONDITIONS FOR PUBLIC UTILITY AFFILIATES -- SS. 196.485(5)

     Before a Contributing Utility may contribute assets to ATC LLC, the Commission must determine whether the terms and conditions of the transfer satisfy the requirements of ss. 196.485(5). Each of these requirements is set forth below, with a footnoted pinpoint reference to the documents containing the terms and conditions which satisfy the particular requirement:

     o The transmission company and a public utility affiliate that files a commitment to contribute transmission facilities under par. (a)2. shall structure the transfer of the transmission facilities in a manner that satisfies each of the following:

               a. The structure of the transfer avoids or minimizes material adverse tax consequences to the public utility affiliate from the transfer and avoids or minimizes material adverse consequences on public utility rates that do not arise out of combining the transmission company's facilities into a single zone in the Midwest independent system operator.141

               b. To the extent practicable, the structure of the transfer satisfies the requirements of the Internal Revenue Service for a tax-free transfer.ss. 196.485(5)(b)2.142

     o The requirements under subd. 2.b. shall, if practicable, be satisfied by the transmission company's issuance of a preferred class of securities that provides the fixed-cost portion of the resulting capital structure of the transmission company. The transmission company shall issue preferred securities under this subdivision on a basis that does not dilute the voting rights of the initial security holders relative to the value of their initial contributions. ss. 196.485(5)(b)3.143

     o If the transfer of transmission assets under this paragraph results in a capital structure of the transmission company in which the percentage of common equity is materially higher than that of the public utility affiliates who made the transfer, or if the cost of the fixed-cost portion of the capital structure of the transmission company is materially higher than that of the public utility affiliates who made the transfer, the public utility affiliates shall enter into a contract with the transmission company under which the public utility affiliates agree to accept from the transmission company a return on common equity based upon the equity rate of return approved by the federal energy regulatory commission and upon an imputed capital structure that assigns to a portion of the public utility affiliates' common equity holdings an imputed debt return that is consistent with the requirements of this subdivision. A contract under this subdivision shall specify that the public utility affiliates shall be required to accept the return on common equity described in this subdivision only until such time that the federal energy regulatory commission determines that the actual capital structure and capital costs of the transmission company are appropriate and consistent with industry practice for a regulated


------------------------
141  See discussion atss.III.A., above.

142  App., Tab C1, Asset Contribution Agreement.

143 App., Tab C1, Asset Contribution Agreement and C101, Subscription Agreement. Although preferred stock is authorized, no preferred stock can be issued for a period of three years.

          public utility that provides electric transmission service in interstate commerce. ss. 196.485(5)(b)4.144

     o If, at the time that a public utility affiliate files a commitment under par. (a)2., the public utility affiliate has applied for or obtained a certificate of public convenience and necessity under s. 196.491(3) or a certificate under s. 196.49 for the construction of transmission facilities, the public utility affiliate shall do each of the following:

               a. Proceed with diligence with respect to obtaining the certificate and, except as provided in subd. 6., constructing the transmission facilities.

               b. If the commission determines that the cost of the transmission facilities is reasonable and prudent, transfer the transmission facilities to the transmission company at net book value when construction is completed in exchange for additional securities of the transmission company on a basis that is consistent with the securities that were initially issued to the public utility affiliate. ss. 196.485(5)(b)5.145

     o If the construction of a transmission facility specified in subd. 5.a. is not completed within 3 years after a certificate is issued for the transmission facility under s. 196.49 or 196.491(3), the transmission company may assume responsibility for completing construction of the transmission facility. If the transmission company assumes responsibility for completing construction under this subdivision, the transmission company shall carry out any obligation under any contract entered into by the public utility with respect to the construction until the contract is modified or rescinded by the transmission company to the extent allowed under the contract.ss. 196.485(5)(b)6.146

     o Any transmission facilities that are contributed to the transmission company shall be valued at net book value determined on the basis of the regulated books of account at the time of the transfer. ss. 196.485(5)(b)7.147


------------------------
144  Not applicable. See discussion inss.III.A., above.

145 App., Tab B2, Operating Agreement of ATC LLC,ss.3.5(b). See discussion of Construction Works in Progress inss.IV.F., above.

146 App., Tab B2, Operating Agreement of ATC LLC,ss.3.5(b). See discussion of Construction Work in Progress, See IV.F., above.

147  App., Tab C1, Asset Contribution Agreement.

     o Contribution of land rights. 1. A public utility affiliate that commits to contributing land rights to the transmission company under par. (a)2. shall do each of the following (ss. 196.485(5)(c)1.):

               a. Except as provided in subd. 2., if the land right is assigned to a transmission account for rate-making purposes and is not jointly used for electric and gas distribution facilities by the public utility affiliate, the public utility affiliate shall convey or assign at book value all of its interest in the land right to the transmission company, except that any conveyance or assignment under this subd. 1.a. shall be subject to the rights of any joint user of the land right and to the right of the public utility affiliate to nondiscriminatory access to the real estate that is subject to the land right. ss. 196.485(5)(c)1.a.148

               b. If the land right is jointly used, or is intended to be jointly used, for electric and gas distribution facilities by the public utility affiliate, the public utility affiliate shall enter into a contract with the transmission company that grants the transmission company a right to place, maintain, modify or replace the transmission company's transmission facilities on the real property that is subject to the land right during the life of the transmission facilities and the life of any replacements of the transmission facilities. A right granted in a contract under this subd. 1.b. shall be paramount to the right of any other user of the land right, except that a right granted in such a contract shall be on par with the right of the public utility affiliate to use the land right for electric or gas distribution facilities. ss. 196.485(5)(c)1.b.149

     o If a public utility affiliate is prohibited from making a conveyance or assignment described in subd. 1.a., the public utility affiliate shall enter into a contract with the transmission company that grants the transmission company substantially the same rights as under such a conveyance or assignment. For purposes of a contract under this subdivision, a land right shall be valued at book value, not at market value. ss. 196.485(5)(c)2.150


------------------------
148  App., Tab C1, Asset Contribution Agreement.

149  App., Tab C1, Asset Contribution Agreement.

150  App., Tab C1, Asset Contribution Agreement.

     o The commission shall resolve any dispute over the contribution of a land right under subd. 1. or 2., including a dispute over the valuation of such a land right, unless a federal agency exercises jurisdiction over the dispute. During the pendency of any dispute that is before the commission or a federal agency, the transmission company shall be entitled to use the land right that is the subject to the dispute and shall be required to pay any compensation that is in dispute into an escrow account. ss. 196.485(5)(c)3.151

     In addition to the finding that Co-Applicants have met the requirements above, Co-Applicants request that the Commission specifically find that the Contributing Utilities have contributed the transmission facilities as defined in ss. 196.485(5)(d) and in Commission Orders issued pursuant to that section.

     L. TRANSFER OF DOCUMENTED CONSTRUCTION PROJECTS AND CONSTRUCTION WORKS IN PROGRESS --SS.SS. 196.491 AND 196.49

     Several Contributing Utilities have opted to transfer to ATC LLC construction projects which have been certificated but for which construction is not yet complete.152 The statutory basis for these transfers are described in ss.ss. IV.E. and VI.J. above. Transfer of the certificates to complete the projects from the Contributing Utility to ATC LLC requires Commission approval under ss. 196.491(3) and 196.49(1)(am).

     M.   TRANSFER OF NON-CERTIFICATED CONSTRUCTION PROJECTS.

     One or more Contributing Utilities will also be transferring to ATC LLC the right to construct certain projects for which certification is pending before the Commission. Nothing in the statute would limit the Co-Applicants' ability to make these transfers. Co-Applicants ask that the Commission issue notices in the


------------------------
151  App., Tab C1, Asset Contribution Agreement,ss.2.5.

152  App., Tabs C25, C38, C51, C66, C79, C92 and C29, C42, C56, C70, C83, C96,
     Asset Contribution Agreement, Schedules 3.6 and 3.12.

relevant dockets naming ATC LLC as the applicant in those dockets.153


------------------------
153  App., Tabs C29, C42, C56, C70, C83, C96, Asset Contribution Agreement,
     Schedule 3.12.

VII. INDEX OF APPENDED DOCUMENTS
     ---------------------------

     The documents listed in this index are categorized as follows:

     A.   Application Documents
     B.   Organizational Documents
     C.   Transactional Documents
     D.   Related Documents Required by Act 9 or Provided for Informational
          Purposes

--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
                               VOLUME 2 (APPENDIX)
--------------------------------------------------------------------------------------------------------
   A      APPLICATION DOCUMENTS
--------------------------------------------------------------------------------------------------------
   A1              Application for Certification                   [X]                      [X]
--------------------------------------------------------------------------------------------------------
   B      ORGANIZATIONAL DOCUMENTS
--------------------------------------------------------------------------------------------------------
   B1              Articles of Organization of ATC LLC             [X]                      [X]
--------------------------------------------------------------------------------------------------------
   B2              Operating Agreement of ATC LLC                  [X]          [X]         [X]
--------------------------------------------------------------------------------------------------------
   B3              Articles of Incorporation of CM                 [X]                      [X]
--------------------------------------------------------------------------------------------------------
   B4              Amended and Restated Articles of                [X]                      [X]
                   Incorporation of CM
--------------------------------------------------------------------------------------------------------
   B5              Bylaws of CM                                    [X]                      [X]
--------------------------------------------------------------------------------------------------------
   B6              Amended and Restated Bylaws of CM               [X]                      [X]
--------------------------------------------------------------------------------------------------------
   B7              CM:  Shareholders Agreement                     [X]          [X]         [X]
--------------------------------------------------------------------------------------------------------
                               VOLUME 3 (APPENDIX)
--------------------------------------------------------------------------------------------------------
   C      TRANSACTIONAL DOCUMENTS
--------------------------------------------------------------------------------------------------------
          WEPCO
   C1              ASSET CONTRIBUTION AGREEMENT WITH WEPCO 154     [X]          [X]         [X]
--------------------------------------------------------------------------------------------------------


------------------------
154  The Asset Contribution Agreement between WEPCO and ATC LLC are identical to that between ATC LLC and the other Contributing Utilities. With the exception of Tab C47, WEPCO's exhibits are also substantially similar to the exhibits of the other Joint Applicants. (There may be non-material differences in the exhibits.) To eliminate redundancy in this filing, only the ATC LLC/WEPCO Asset Contribution Agreement and Exhibits are included in the Appendix. Because the content of the Schedules to the Asset
     Contribution Agreements vary according to the Contributing Utility, those are included in the Appendix for each Contributing Utility.


                                       58


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
                   Exhibits 3.2(a)(i) - (iii):
   C2                     Conveyance Instruments for               [X]          [X]         [X]
                          Transmission-Only Transmission Lines
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.2(b)(i) - (iii):
   C3                     Conveyance Instruments for               [X]          [X]         [X]
                          Incidental-Use Transmission Lines
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.2(c)(i) - (iii):
   C4                      Conveyance Instruments for              [X]          [X]         [X]
                           Joint-Use Transmission Lines
--------------------------------------------------------------------------------------------------------
   C5              Exhibit 3.2(d):                                 [X]          [X]         [X]
                           Bill of Sale for Transmission Lines
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.3(a)(i) - (iii):
   C6                      Conveyance Instruments for              [X]          [X]         [X]
                           Transmission-Only Substations
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.3(b)(i) - (iii):
   C7                      Conveyance Instruments for              [X]          [X]         [X]
                           Joint-Use Substations
--------------------------------------------------------------------------------------------------------
   C8              Exhibit 3.3(c):                                 [X]          [X]         [X]
                           Bill of Sale for Substations
--------------------------------------------------------------------------------------------------------
   C9              Exhibit 3.4:                                    [X]          [X]         [X]
                           Assignment and Assumption of Permits
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.5(a) - (c):
  C10                      Assignment and Assumption of            [X]          [X]         [X]     [X]
                   Contracts
--------------------------------------------------------------------------------------------------------
                   Exhibits 3.6(a) - (c):
  C11                      Forms for Construction                  [X]          [X]         [X]
                   Work-In-Progress
--------------------------------------------------------------------------------------------------------
                   Exhibit 3.7:
  C12                      Bill of Sale for Other Personal         [X]          [X]         [X]
                   Property
--------------------------------------------------------------------------------------------------------
  C13              Exhibit 3.8:                                    [X]          [X]         [X]
                           Bill of Sale for Inventory
--------------------------------------------------------------------------------------------------------
                   Exhibit 3.9:
  C14                      Assignment and Assumption of            [X]          [X]         [X]
                   Warranties
--------------------------------------------------------------------------------------------------------
  C15              Exhibit 3.11(b):                                [X]          [X]         [X]
                           Escrow Agreement - Subdivided Parcel
--------------------------------------------------------------------------------------------------------
  C16              Exhibit 8.2(f):                                 [X]          [X]         [X]
                           FIRPTA Certificate
--------------------------------------------------------------------------------------------------------
  C17              Exhibit 8.2(g):                                 [X]          [X]                 [X]
                           Opinion of Contributor's Counsel
--------------------------------------------------------------------------------------------------------
                   Exhibit 8.3(e)(i):
  C18                      Opinion of Michael Best & Friedrich     [X]          [X]                 [X]
                   LLP
--------------------------------------------------------------------------------------------------------
  C19              Exhibit 8.3(e)(ii):                             [X]          [X]                 [X]
                           Opinion of Hunton and Williams
--------------------------------------------------------------------------------------------------------
  C20              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]         [X]
                           Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
                   Schedules 3.3(a)(i) - (iii):
  C21                      Transmission-Only  Substation           [X]          [X]         [X]
                   Inventory
--------------------------------------------------------------------------------------------------------
  C22              Schedules 3.3(b)(i) - (iii):                    [X]          [X]         [X]
                           Joint-Use Substation Inventory
--------------------------------------------------------------------------------------------------------


                                       59


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
  C23              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C24              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C25              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C26              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------
  C27              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C28              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C29              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C30              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------
  C31              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
                   Schedule 5.7:
                           Leases Other than Transmission Line
  C32                      Easements and Transmission              [X]          [X]                 [X]
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C33              Schedule 7.2:                                   [X]          [X]         [X]
                           Project Map
--------------------------------------------------------------------------------------------------------
          SCHEDULES TO ASSET CONTRIBUTION AGREEMENT WITH MGE
  C34              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]         [X]
                            Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
  C35              Schedules 3.3(a)(i) - (b)(iii):                 [X]          [X]         [X]
                           Substation Inventory
--------------------------------------------------------------------------------------------------------
  C36              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C37              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C38              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C39              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------
  C40              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C41              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C42              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C43              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------


                                       60


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
  C44              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
  C45              Schedule 5.7:
                           Leases Other than Transmission Line
                           Easements and Transmission              [X]          [X]                 [X]
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C46              Schedule 7.2:                                   [X]          [X]         [X]
                           Project Map
--------------------------------------------------------------------------------------------------------
                               VOLUME 4 (APPENDIX)
--------------------------------------------------------------------------------------------------------
          EXHIBIT AND SCHEDULES OF ASSET CONTRIBUTION
          AGREEMENT WITH WPL
--------------------------------------------------------------------------------------------------------
                   Exhibit 3.13:
  C47                      Deed and Bill of Sale for Stoughton     [X]          [X]                 [X]
                           Operations Center
--------------------------------------------------------------------------------------------------------
  C48              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]         [X]
                           Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
  C49              Schedules 3.3(a)(i) - (b)(iii):                 [X]          [X]         [X]
                           Substation Inventory
--------------------------------------------------------------------------------------------------------
  C50              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C51              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C52              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C53              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------
  C54              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C55              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C56              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C57              Schedule 3.13:                                  [X]          [X]                 [X]
                           Stoughton Operating Center
--------------------------------------------------------------------------------------------------------
  C58              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------
  C59              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
                   Schedule 5.7:
                           Leases Other than Transmission Line
  C60                      Easements and Transmission              [X]          [X]                 [X]
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C61              Schedule 7.2:                                   [X]          [X]         [X]
                           Project Map
--------------------------------------------------------------------------------------------------------


                                       61


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
          SCHEDULES OF ASSET CONTRIBUTION AGREEMENT WITH WPS
--------------------------------------------------------------------------------------------------------
  C62              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]         [X]
                           Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
  C63              Schedules 3.3(a)(i) - (b)(iii):                 [X]          [X]         [X]
                           Substation Inventory
--------------------------------------------------------------------------------------------------------
  C64              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C65              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C66              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C67              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------
  C68              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C69              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C70              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C71              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------
  C72              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
  C73              Schedule 5.7:                                   [X]          [X]                 [X]
                           Leases Other than Transmission Line
                           Easements and Transmission
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C74              Schedule 7.2:                                   [X]          [X]         [X]
                           Project Map
--------------------------------------------------------------------------------------------------------
          SCHEDULES TO ASSET CONTRIBUTION AGREEMENT WITH
          EDISON SAULT
--------------------------------------------------------------------------------------------------------
  C75              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]                 [X]
                           Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
  C76              Schedules 3.3(a)(i) - (b)(iii):                 [X]          [X]                 [X]
                           Substation Inventory
--------------------------------------------------------------------------------------------------------
  C77              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C78              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C79              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C80              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------


                                       62


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------
  C81              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C82              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C83              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C84              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------
  C85              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
                   Schedule 5.7:
                           Leases Other than Transmission Line
  C86                      Easements and Transmission              [X]          [X]                 [X]
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C87              Schedule 7.2:                                   [X]          [X]                 [X]
                           Project Map
--------------------------------------------------------------------------------------------------------
          SCHEDULES TO ASSET CONTRIBUTION AGREEMENT WITH SOUTH
          BELOIT
--------------------------------------------------------------------------------------------------------
  C88              Schedules 3.2(a)(i) - 3.2(c)(iii):              [X]          [X]                 [X]
                           Transmission Line Inventory
--------------------------------------------------------------------------------------------------------
  C89              Schedules 3.3(a)(i) - (b)(iii):                 [X]          [X]                 [X]
                           Substation Inventory
--------------------------------------------------------------------------------------------------------
  C90              Schedule 3.4:                                   [X]          [X]                 [X]
                           Permits
--------------------------------------------------------------------------------------------------------
  C91              Schedule 3.5:                                   [X]          [X]                 [X]
                           Contracts projected for 12/31/00
--------------------------------------------------------------------------------------------------------
  C92              Schedule 3.6:                                   [X]          [X]                 [X]
                           Construction Work-in-Progress
--------------------------------------------------------------------------------------------------------
  C93              Schedule 3.7:                                   [X]          [X]                 [X]
                           Personal Property
--------------------------------------------------------------------------------------------------------
  C94              Schedule 3.8:                                   [X]          [X]                 [X]
                           Inventory
--------------------------------------------------------------------------------------------------------
  C95              Schedule 3.9:                                   [X]          [X]                 [X]
                           Warranties
--------------------------------------------------------------------------------------------------------
  C96              Schedule 3.12:                                  [X]          [X]                 [X]
                           Documented Construction Projects
--------------------------------------------------------------------------------------------------------
  C97              Schedule 5.4:                                   [X]          [X]                 [X]
                           Third-Party Consents
--------------------------------------------------------------------------------------------------------
  C98              Schedule 5.5:                                   [X]          [X]                 [X]
                           Litigation
--------------------------------------------------------------------------------------------------------
                   Schedule 5.7:
                           Leases Other than Transmission Line
  C99                      Easements and Transmission              [X]          [X]                 [X]
                           Substation Easements
--------------------------------------------------------------------------------------------------------
  C100             Schedule 7.2:                                   [X]          [X]                 [X]
                           Project Map
--------------------------------------------------------------------------------------------------------


                                       63


--------- ------------------------------------------------------ ------------------------- ------ ------
                                                                                                   TO
   TAB                          DOCUMENTS                           WHO NEEDS APPROVAL      FILED  BE
                                                                                                   FILED
                                                                 ------------ ------------
                                                                  APPLICANT      JOINT
                                                                              APPLICANTS
--------- ------------------------------------------------------ ------------ ------------ ------ ------

--------------------------------------------------------------------------------------------------------
          WPPI
 C101              Subscription Agreement Between ATC LLC and      [X]          [X]         [X]
                   WPPI
--------------------------------------------------------------------------------------------------------
          CM
--------------------------------------------------------------------------------------------------------
  C102             Bill of Sale and Option to Repurchase           [X]                      [X]
--------------------------------------------------------------------------------------------------------
          MISCELLANEOUS
--------------------------------------------------------------------------------------------------------
  C103             Form Closing Escrow Agreement                   [X]          [X]         [X]
--------------------------------------------------------------------------------------------------------
  C
   --
--------------------------------------------------------------------------------------------------------
  C
   --
--------------------------------------------------------------------------------------------------------
  C
   --
--------------------------------------------------------------------------------------------------------
  C
   --
--------------------------------------------------------------------------------------------------------
  C
   --
--------------------------------------------------------------------------------------------------------
   D      RELATED DOCUMENTS REQUIRED BY ACT 9 OR PROVIDED FOR
          INFORMATIONAL PURPOSES
--------------------------------------------------------------------------------------------------------
   D1              Selected Excerpts from the FERC Application                              [X]
                   Under Section 205
--------------------------------------------------------------------------------------------------------
   D2              ATC LLC's Application to MISO                                            [X]
--------------------------------------------------------------------------------------------------------
   D3              Investment Banker Opinion Confirming ATC        [X]                              [X]
                   LLC's Financial Viability
--------------------------------------------------------------------------------------------------------
   D4              List of ATC LLC's Affiliates                    [X]                              [X]
--------------------------------------------------------------------------------------------------------
   D5              List of CM's Affiliates                         [X]                              [X]
--------------------------------------------------------------------------------------------------------

VII. CONCLUSION
     ----------

     Co-Applicants respectfully request that the Commission issue all approvals and orders requested in this Comprehensive Application, ss. I.B., on the basis of the information contained in this Comprehensive Application and the materials submitted herewith, and that the Commission issue such approvals and orders prior to December 1, 2000.


                                       65